As filed with the U.S. Securities and Exchange Commission on October 25, 2010.                                                                                                                                                                                                                SEC FILE NO 333-167964

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA SHOUGUAN MINING CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

1000
(Primary Standard Industrial Classification Code Number)

27-2513824
(IRS Employer Identification No.)

6009 Yitian Road
New World Center Rm. 3207
Futian District, Shenzhen
People’s Republic of China
Telephone 0086-755-82520008
Facsimile 0086-755-82520156
(Address and telephone number of registrant’s principal executive offices)
__________________________

Law Office of Michael M. Kessler, P.C.
4900 Paloma Avenue
Carmichael, CA  95608
Telephone (916) 248-3666
Facsimile (916) 517-1449
 (Name, address and telephone number of agent for service)
__________________________

Approximate date of commencement of proposed sale to the public:   As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated  filer or a smaller reporting company:

Large accelerated filer [ ]     Accelerated Filer [ ]      Non-accelerated filer   [ ]     Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of
to be registered	Registered	offering price per share (2)	aggregate offering price (3)	registration fee (1)

Common stock	1,000,000 Shares	$0.50	$500,000	$ 35.65

(1)	This is an initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $.50 per share.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(3)
Our officers and directors intend to offer the shares to friends, family members and business acquaintances; we do not intend to engage the services of an underwriter to sell any of the shares. This will be an "all-or-none" offering, which means we will need to sell all of the shares before we can use any of the proceeds. We intend to establish a separate bank account where all proceeds from sales of shares will be deposited until the offering is sold out and the total offering amount of $500,000 is raised, at which time the funds will be transferred to our business account for use in our proposed business operations.  In the event we do not sell all of the shares and raise all of the proceeds before the expiration date of the offering, all monies collected will be returned promptly to the subscribers, without deduction or interest.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

China ShouGuan Mining Corporation

PROSPECTUS

1,000,000 Shares of Common Stock
$0.50 per share
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This is the initial offering of common stock of China ShouGuan Mining Corporation. No public market currently exists for our securities or the shares being offered. We are offering for sale a total of 1,000,000 shares of common stock on a "self-underwritten" basis, which means the shares will be offered and sold by our officers and directors, without any commissions being paid to them for any shares sold. We do not intend to engage the services of an underwriter to sell any of the shares and there is no guarantee we will be able to sell all of the shares being offered. The shares are being offered at a fixed price of $0.50 per share for a period not to exceed 180 days from the date of this Prospectus. There is no minimum number of shares required to be purchased. The offering will be an “all-or-none” offering, which means we will need to sell all of the shares before we can use any of the proceeds. We intend to establish a separate bank account, where all proceeds from sales of shares will be deposited until the offering is sold out and the total offering amount of $500,000 is raised, at which time the funds will be transferred to our business account for use in our business operations. In the event we do not sell all of the shares and raise all of the proceeds before the expiration date of the offering, all monies collected will be returned promptly to the subscribers, without deductions or interest.

China ShouGuan Mining Corporation is a mining company principally engaging in the project management of gold mining operations using the expertise and experience of its sophisticated management, advanced mining technologies, capital investment and consulting services.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Offering Price Per Share	Total Amount of Offering	Underwriting Commissions	Proceeds to us

Common Stock	$0.50	$500,000	$0.00	$500,000

This is a “best efforts”, “all-or-none” offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $500,000 has been received or until the 1,000,000 shares being offered have been sold. At that time, the funds will be transferred to our business account for use in the implementation of our business plans.  In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

Our securities are not currently listed on any exchange. Immediately following completion of this offering, we plan to contact a market maker to apply to have the shares listed and quoted on the OTC Electronic Bulletin Board (OTCBB); however, we cannot guarantee that our application will be accepted or approved.  As of the date of this filing, there have been no discussions or understandings between us, or anyone acting on our behalf, with any market maker regarding participation in a future listing of our securities.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _________________________.

SUMMARY OF PROSPECTUS

Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read the more detailed information contained in this prospectus, including our financial statements and related notes. Our business involves significant risks. You should carefully consider the information under the heading "Risk Factors" beginning on page 7.

In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” “ShouGuan,” and “the Company” are to China ShouGuan Mining Corporation.  “China” or “PRC” refers to the People’s Republic of China. “RMB” or “Renminbi” refers to the legal currency of China and “$” or “U.S. Dollars” refers to the legal currency of the United States.

General Information about Our Company

China ShouGuan Mining Corporation  was incorporated in the State of Nevada on May 4, 2010. We are a holding company that conducts business operations in Shandong Province  in the People’s Republic of China (PRC). On June 23, 2010, we entered into a stock exchange transaction with the shareholders of Bei Sheng Limited (“BSL”), whereby we issued 100,000,000 shares of common stock in exchange for 100% of the ownership interest in BSL, for the purpose of re-domiciling BSL as a Nevada corporation in the United States. These shares were issued as restricted securities under SEC Rule 144. As a result of the share exchange transaction, BSL became our wholly-owned operating subsidiary in the PRC. Unless otherwise indicated, all references to the Company throughout this prospectus includes the operations of BSL and its subsidiaries and variable interest entities (“VIEs”).

We were founded by a number of business professionals and experts in China who specialize in mining technologies, mining resources management and financial and strategic management. Our primary focus is on acquiring existing gold mine in Shandong province of the PRC. These potential targets are mostly run with low productivity because of inadequate funds and primitive technologies. We plan to re-engineer and redevelop these gold mines through the transfer of advanced exploration and mining technologies, capital injection and effective management.

Our business model includes sourcing of early stage gold mines with good profit potential, conducting feasibility studies to identify suitable projects, leasing the suitable mining sites and facilities and managing the mining operations on these selected sites, with the goal of acquiring the mine if the operations prove to be satisfactory based on the review criteria set by our experienced management. In addition, we also provide consulting services in areas related to mine exploration and analysis to our clients on a project-by-project basis.

Revenues are derived from the sales of gold concentrates, the principal raw material used in gold smelting operation to produce gold. All mining operations are outsourced to Jinhai Mine Underground Engineering Ltd., an independent third-party subcontractor , and we only take possession of the gold concentrates when they are sold to smelters. At that time, the selling prices are determined from two factors, the amount of gold in the gold concentrates and the price of gold on the date of sale.  The amount of gold in the gold concentrates is determined and agreed upon between the Company and the smelters and then the selling price is determined according to the official gold price at the time of sale as indicated by the Shanghai Gold Exchange (http://www.sge.sh), an entity governed by the PRC Government). On the consulting side, revenues are derived on a project-by-project basis and payment is collected as we complete our service as outlined in the scope of each individual project.

We target to grow proactively through continual sourcing of existing gold mines in the PRC and managing them. These projects will be executed by BSL and its VIEs. Cunli Ji Gold Mine was the first project commenced in May 2009. To ensure all mines are legally and properly operated, all target gold mines are required to have full sets of government-approved licenses before effecting commencement of any business operations.

We have a short history of operating losses and negative cash flow. We have incurred recurring net losses, including net losses from continuing operations of $677,942 in fiscal 2009. We used $3,205,922 of our cash for continuing operating activities during fiscal 2009. We expect to continue to make significant expenditures and incur substantial expenses as we continue our mining operation efforts and develop facilities to expand the mining production capacity for our current property. As a result, we expect to continue to incur significant losses as we execute our strategies and may never achieve or maintain profitability. If we fail to execute our business strategy or if there is a change in gold or other prices for the minerals we extract or market conditions or any other assumptions we used in formulating our business strategy, our long-term strategy may not be successful and we may not be able to achieve and/or maintain profitability. These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern.

Corporate History and Structure

China ShouGuan Mining Corporation was incorporated in the State of Nevada on May 4, 2010. On May 27, 2010, Harry Orfanos, our original director and incorporator in the State of Nevada, resigned as our President and Chief Executive Officer and the Board of Directors appointed Mr. Feize Zhang to serve as our President, Treasurer, Chief Executive Officer and Director, Mr. Ming Cheung as Secretary, Chief Financial Officer and Director and Mr.Jingfeng Lv as Chief Technical Officer.

On June 23, 2010, we entered into a stock exchange transaction with the shareholders of Bei Sheng Limited (“BSL”), whereby we issued 100,000,000 shares of common stock in exchange for 100% of the ownership interest in BSL, for the purpose of re-domiciling BSL as a Nevada corporation in the United States. These shares were issued as restricted securities under SEC Rule 144. As a result of the merger, BSL became our wholly-owned operating subsidiary in the PRC. Unless otherwise indicated, all references to the Company throughout this prospectus includes the operations of BSL and its subsidiaries and variable interest entities (“VIEs”).

BSL was incorporated in the British Virgin Islands on December 17, 2009 as a limited liability company for the purpose of holding 100% equity interest in Golden Wide International Limited (“GWIL”).

GWIL was incorporated in the Hong Kong Special Administrative Region (“Hong Kong”) on June 18, 2009 as a limited liability company. GWIL formed Shoujin Business Consulting (Shenzhen) Limited (“SBCL”) as a wholly foreign-owned enterprise under the laws of the People’s Republic of China (the “PRC”) on April 23, 2010. SBCL is principally engaged in the business of providing consulting services in the PRC.

Shenzhen Shouguan Investment Co., Ltd (“SSIC”) is an investment holding company established in Shenzhen, on December 1, 2008.  It is 70% owned by Mr. Feize Zhang, our Chairman and CEO, 20% owned by Mr. Jingfeng Lv, our Chief Technical Officer, and 10% owned by Mr. Jianxi Yang, a director of  Yantai JinGuan Investment Limited, SSIC’s subsidiary.

Yantai JinGuan Investment Limited (“JinGuan”) was incorporated in Yantai, the PRC and is a subsidiary held 99% by SSIC.

Penglai XinGuan Investment Limited (“XinGuan”) was incorporated in Penglai, the PRC and is the wholly-owned subsidiary of JinGuan. XinGuan houses our licenses and operations in Penglai, the PRC.

The following diagram illustrates our current corporate structure:

To satisfy the investment restrictions in the PRC mining business, the Company, through SBCL entered into and consummated certain contractual arrangements with SSIC, JinGuan and XinGuan.  As a result of these contractual arrangements, which obligates SBCL to absorb the risk of loss from the activities of SSIC, JinGuan and XinGuan ,and enables SBCL to receive all of its expected residual returns, we account for SSIC, JinGuan and XinGuan ,and their subsidiaries, as a variable interest entity (“VIE”) under U.S. GAAP and we consolidate their results in our consolidated financial statements.

Since the Company, BSL, GWIL, SBCL and its VIE arrangement as SSIC were under common control with the same ultimate beneficial owners, who are officers and directors of the Company, the re-domiciling transaction and VIE arrangement was accounted for as a transfer of entities under common control and all disclosures referencing business operations of our VIEs were made throughout this prospectus as if the share exchange transaction had become effective as of the beginning of the first period presented, even though the Company was not yet incorporated in Nevada. As such, the Company, BSLand its subsidiaries and VIEs are hereinafter collectively referred to as the Company and all are consolidated in our financial statements.

Prior to acquisition of the Company shares, Mr. Zhang, Mr. Cheung and Mr. Lv were not affiliates of the Company.  They were also not an affiliate of any of the Company’s shareholders.

Contractual Arrangements

Gold mining is a highly restricted industry in China.  As such, it is extremely difficult for PRC gold mining companies to obtain government approval on having foreign ownership. Accordingly, BSL's PRC subsidiary, SBCL, which is considered foreign-invested, is currently ineligible to directly own the required exploration and mining licenses in China. Our exploration and mining business is currently provided through contractual arrangements with BSL and its VIEs in China, which are currently SSIC and its subsidiaries, JinGuan and XinGuan.

BSL'sVIEs sell gold concentrates directly to our customers, which are typically the refinery plants in China.  We have been and are expected to continue to be dependent on our VIEs to operate our exploration and mining business. SBCL has entered into contractual arrangements with our VIEs, which enable us to:

-	exercise effective control over the VIEs;
-	receive substantially all of the economic benefits from the VIEs; and
-	have an exclusive option to purchase all of the equity interests in the VIEs.

SBCL entered into a series of agreements (“VIE agreements”) among SSIC and the individual owners of SSIC, JinGuan and XinGuan; details of the VIE agreements are as follows:

1.
Exclusive Technical Service and Business Consulting Agreement, signed on May 15, 2010 - SBCL has the exclusive right to provide to SSIC, JinGuan and XinGuan, consulting services, including operational management, human resources management, research and development of the technologies related to the operations of SSIC, JinGuan and XinGuan.  SSIC, JinGuan and XinGuan pay to SBCL annually consulting service fees in an amount equal to all of their revenue for such year. The Agreement runs for a 10-year term and is subject to automatic renewal for an additional 10 year term provided that no objection is made by both parties on the renewal.

2.	Exclusive Option Agreement - SBCL has the option to purchase all of the assets and ownership of SSIC, JinGuan and XinGuan at any time.

3.
Equity Pledge Agreement, signed on May 15, 2010 - SSIC, JinGuan and XinGuan agree to pledge their legal interests to SBCL as a security for the obligations under the Exclusive Technical Service and Business Consulting Agreement.

4.	Proxy Agreement - SSIC, JinGuan and XinGuan irrevocably grant and entrust SBCL the right to exercise its voting and other stockholder rights.

5.	Operating Agreement, signed on May 15, 2010 - SBCL agrees to participate in the operations of JinGuan and XinGuan in different aspects.

With the above agreements, SBCL demonstrates its ability to control SSIC, JinGuan and XinGuan as the primary beneficiaries and the operating results of the VIEs were included in the consolidated financial statements.

XinGuan commenced operations on our first mining project, the Cunli Ji Gold Mine, in May 2009.  XinGuan holds the operating right to Cunli Ji Gold Mine ("CJ Mine") with all regulatory and government operating licenses in China.

On May 4, 2009,  the Company, through BSL and its VIE, Xinguan, entered into a Master Agreement, an Operating Lease Agreement and an Acquisition Agreement with  Penglai City Gold Mining Holding Co. Limited (PCGM), an unrelated third party which is the legal owner and holds the PRC State license to the CunliJi Mine. The Master Agreement sets out the general terms of the Operating Lease Agreement and the Acquisition Agreement. Pursuant to the terms of the Operating Lease Agreement, XinGuan agrees to pay a monthly rent of $14,641 (RMB 100,000) for the right to lease and manage the gold mine for a term of 20 months, with a rental deposit of $2,925,174 (RMB 20 million). Pursuant to the terms of the Acquisition Agreement, XinGuan agrees to acquire the gold mine for a purchase consideration of $5,089,803 if the following conditions are satisfied upon the expiration of the Operating Lease Agreement: 1) average daily ore production from the CunliJi Mine has reached production of 80 tons of ore or more for the year 2010, and 2) the CunliJi mine has obtained ISO (or equivalent) certification on or before January 3, 2011.  Upon successful closing of the acquisition, the rental deposit would become part of the purchase consideration. If the mining operations do not meet the above production levels, the rental deposit will be refunded in full to XinGuan.

On June 18, 2010, XinGuan paid an additional amount of $1,187,272 to PCGM as an additional rental deposit on the same terms as the original agreement. The additional deposit would become part of the purchase consideration upon successful closing of the acquisition or will be refunded in full if the mining operations to not meet the production levels set forth in the agreement.

The following contractual agreements were entered into with unrelated third parties with regard to the operation of the CJ Mine:

1.	Master Agreement signed on May 4, 2009 between XinGuan and Penglai City Gold Mining Holding Co. Ltd. - Sets out the general terms of the Operating Lease Agreement and the Acquisition Agreement.

2.
Operating Lease Agreement signed on May 4, 2009 between XinGuan and Penglai City Gold Mining Holdings Co. Ltd. - XinGuan agreed to pay a monthly rent for the right to lease and manage the CJ Mine for a term of 20 months.

3.
Acquisition Agreement signed on May 4, 2009 between XinGuan and Penglai City Gold Mining Holding Co. Ltd. - XinGuan has the option to purchase the CJ Mine on or before January 3, 2011 if certain production and licensing conditions are met.

4.
Construction Project Agreement, renewed and new agreement signed on same terms and conditions for an additional one year period on August 28, 2010 between XinGuan and Jinhai Mine Underground Engineering Limited

5.	Gold Concentrate Processing Agreement, signed on July 1, 2009 between XinGuan and Shandong Humon Smelting Co., Ltd.

The Offering

Following is a brief summary of this offering.  Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:	1,000,000 shares of common stock, par value $0.0001.

Offering Price per Share:	$ .50

Offering Period:	The shares are being offered for a period not to exceed 180 days.

Net Proceeds to Our Company:	$500,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding Before the Offering:	100,000,000

Number of Shares Outstanding After the Offering:	101,000,000

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

We have a history of operating losses and negative cash flow and we anticipate that we will need to raise additional funds to finance operations.

We have a short history of operating losses and negative cash flow. We have incurred recurring net losses, including net losses from continuing operations of $677,942 in fiscal 2009. We used $3,205,922 of our cash for continuing operating activities during fiscal 2009. We expect to continue to make significant expenditures and incur substantial expenses as we continue our mining operation efforts and develop facilities to expand the mining production capacity for our current property. As a result, we expect to continue to incur significant losses as we execute our strategies and may never achieve or maintain profitability. If we fail to execute our business strategy, or if there is a change in gold or other prices for the minerals we extract or market conditions, or any other assumptions we used in formulating our business strategy, our long-term strategy may not be successful and we may not be able to achieve and maintain profitability. As a result, investors could lose confidence in our company and the value of our common stock, which could cause our stock price to decline and negatively affect our ability to raise additional capital.
Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Since inception, we have funded our operations primarily with proceeds from private offerings of our common stock and secured and unsecured debt instruments. We cannot provide any assurances that we will be able to secure additional funding from public or private offerings on terms acceptable to us, or at all, if and when needed. Our inability to achieve profitability from our current operating plans or to raise capital to cover any potential shortfall would have a material adverse affect on our ability to meet our obligations as they become due without substantial disposition of assets or other similar actions outside the ordinary course of business.  If we are not able to secure additional funding if and when needed, we would be forced to curtail our operations or take other action in order to continue to operate. These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern. If we are unable to meet our obligations and are forced to curtail or cease our business operations, you could suffer a complete loss of any investment you make in our securities.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Messrs. Feize Zhang, our principal executive officer, Ming Cheung, our principal financial officer and JingFeng Lv,  our chief technical officer, have extensive contacts and experience in the gold exploration and natural resource industry in China and we are dependent upon their abilities and services to develop and market our business.  They are responsible for overseeing all of our day-to-day business operations in the PRC of our operating company, BSL, and its subsidiaries and VIEs, including the mining operations and negotiations for the sales of any gold concentrates extracted. We may not be able to retain these executive officers/managers for any given period of time. The loss of their services could have a material adverse effect upon our business operations, financial condition and results of operations. In addition, we must attract, recruit and retain a sizeable workforce of technically competent employees in the PRC to run our mining operations. Our ability to effectively implement our proposed business strategies and expand our operationswill depend upon the successful recruitment and retention of additional highly skilled and experienced management and other key personnel in the PRC. If we cannot maintain highly experienced and skilled management teams, our business could fail and you could lose any investment you make in our shares.

Since our business consists of managing gold  mining projects, the drop in the price of gold would negatively impact our asset values, cash flows, potential revenues and profits.

We plan to pursue opportunities in properties with gold mineralized material or reserves with exploration potential. The price that we pay to lease these properties will be influenced, in large part, by the price of gold at the time of the leasing agreements. Our potential future revenues are expected to be derived from the production and sale of gold from these properties, or from the sale of some of these properties. The value of any gold reserves or other mineralized materials, and the value of any potential mineral production will vary in direct proportion to changes  in those mineral prices. The price of gold has fluctuated widely as a result of numerous factors beyond our control. The effect of these factors on the price of gold and other minerals, and therefore the economic viability of any of our projects, cannot accurately be predicted. Any drop in the price of gold and other minerals we may produce would negatively affect our asset values, cash flows and potential revenues and profits.

Estimates of mineral reserves and of mineralized material are inherently forward-looking statements, subject to error, which could force us to curtail or cease our business operations.

Estimates of mineral reserves and of mineralized materials are inherently forward-looking statements subject to error. Unforeseen events and uncontrollable factors can have significant adverse impacts on the estimates. Actual conditions inherently differ from estimates. The unforeseen adverse events and uncontrollable factors may include: geologic uncertainties including inherent sample variability, metal price fluctuations, fuel price increases, variations in mining and processing parameters, and adverse changes in environmental or mining laws and regulations. The timing and effects of variances from estimated values cannot be predicted.

·
Geologic Uncertainty and Inherent Variability: Estimated reserves and additional mineralized materials are generally derived from appropriately spaced drilling to provide a high degree of assurance in the continuity of the mineralization, however, there is generally variability between duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. There are also unknown geologic details that are not always identified or correctly appreciated at the current level of delineation. This results in uncertainties that cannot be reasonably eliminated from the estimation process. Some of the resulting variances can have a positive effect and others can have a negative effect on mining operations. Acceptance of these uncertainties is part of any mining operation.

·
Metal Price Variability: The prices for gold, silver, copper and other precious metals fluctuate in response to many factors beyond anyone's ability to predict. The prices used in making the reserve estimates are disclosed and differ from daily prices quoted in the news media. The percentage change in the price of a metal cannot be directly related to the estimated reserve quantities, which are affected by a number of additional factors. For example, a ten percent (10%) change in price may have little impact on the estimated reserve quantities and affect only the resultant positive cash flow, or it may result in a significant change in the amount of reserves. Because mining occurs over a number of years, it may be prudent to continue mining for some period during which cash flows are temporarily negative for a variety of reasons, including a belief that the low price is temporary and/or the greater expense would be incurred in closing a property permanently.

·
Fuel Price Variability: The cost of fuel can be a major variable in the cost of mining; one that is not necessarily included in the contract mining prices obtained from mining contractors but is passed on to the overall cost of operation. Future fuel prices and their impact are difficult to predict, but could force us to curtail or cease our business operations.

·
Variations in Mining and Processing Parameters: The parameters used in estimating mining and processing efficiency are based on testing and experience with previous operations at the properties or on operations at similar properties. Various unforeseen conditions can occur that may materially affect the estimates. In particular, past operations indicate that care must be taken to ensure that proper ore grade control is employed and that proper steps are taken to ensure that the leaching operations are executed as planned. Unforeseen difficulties may occur in our current or future operations which would force us to curtail or cease our business operations.

·
Changes in Environmental and Mining Laws and Regulations:  Our reserve estimates contain cost estimates based on compliance with current laws and regulations in the PRC. While there are no currently known proposed changes in these laws or regulations, significant changes have affected past operations of mining companies in China and if additional changes do occur in the future, we may or may not be able to comply with them and continue our operations.

We may not be able to successfully compete with other mineral exploration and mining companies.

We compete with other mineral exploration and mining companies or individuals, including large, well established mining companies with substantial capabilities and financial resources in the PRC, to research and acquire rights to mineral properties containing gold and other minerals. There is a limited supply of desirable mineral lands available for claim staking, lease or other acquisition in the PRC. We don't know if we will be able to successfully acquire any prospective mineral properties against competitors with substantially greater financial resources than we have. If we cannot successfully acquire other mining properties to manage and explore and generally expand our business operations, our results of operations, financial condition and future revenues could be reduced and you could suffer a loss of any investment you make in our shares.

We are subject to the many risks of doing business internationally, including but not limited to the difficulty of enforcing liabilities in foreign jurisdictions.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors. An investor would have the ability to effect service of process in any action against the Company within the United States. In addition, we are registered as a foreign corporation doing business in Shandong Province, PRC, and as such, are subject to the local laws of Shandong Province governing an investors’ ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws. Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Shandong Province courts having jurisdiction without re-examination of the merits of the case.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

All of our current operations are conducted in the PRC and all of our directors and officers are nationals and residents of China. All or substantially all of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

All of our assets are located in China and all of our revenues are derived from our operations in China. As a result, any changes in the political climate and/or  economic policies of the PRC government could have a significant impact upon our current and proposed future business operations in the PRC and our results of operations and financial condition.

Our business operations may be adversely affected by the current and future political and economic environment in the PRC. The PRC has operated as a socialist state since the mid-1900s and is controlled by the Communist Party of China. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. The PRC has only permitted provincial and local economic autonomy and private economic activities since the late1970s. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to successfully operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under current leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization; however, if the PRC significantly alters any of its current policies, with or without notice, it could have a substantial adverse effect on our results of operations and financial condition and could result in a total loss of any investment you make in our shares.

We are employing a VIE structure, which could materially adversely affect our business operations if current regulations change in the PRC regarding VIE’s.

In order to comply with PRC regulatory requirements, we operate our businesses operations through companies  in the PRC with which we have contractual relationships, but in which we do not have controlling ownership. We cannot be sure that the PRC government will continue to view our operating arrangements to be in compliance with PRC regulations if any new laws regarding operating businesses in the PRC through VIEs may be adopted in the future. If we are determined not to be in compliance, the PRC government could levy fines, revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, require us to restructure our business, corporate structure or operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business.

In addition, our Exclusive Option Agreement with SSIC, JinGuan and XinGuan and its shareholders gives our Chinese subsidiary, SBCL, the option to purchase all or part of the equity interests in them. The option may not be exercised by SBCL if the exercise would violate any applicable laws and regulations in China or cause any license or permit held by, and necessary for the operation of SSIC, JinGuan and XinGuan, to be cancelled or invalidated. Under the laws of China, if a foreign entity, through a foreign investment company that it invests in, acquires a domestic related company, China’s regulations regarding mergers and acquisitions may technically apply to the transaction. If these regulations apply, an examination and approval of the transaction by China’s Ministry of Commerce (“MOFCOM”), or its local counterparts would be required. In addition, an appraisal of the equity interest or the assets to be acquired would also be mandatory. Since the scope of business activities (mining operations and consulting services), as defined in the business license of SBCL, does not involve the MOFCOM approval and monitoring, we do not believe at this time that an approval or an appraisal is required for SBCL to exercise its option to acquire SSIC, JinGuan and XinGuan. In light of the different views on this issue, however, it is possible that the central MOFCOM office in Beijing will issue a standardized opinion imposing the approval and appraisal requirement. If we are not able to purchase the equity of SSIC, JinGuan and XinGuan, then we will lose a substantial portion of our ability to control SSIC, JinGuan and XinGuan and our ability to ensure that SSIC, JinGuan and XinGuan will act in our interests.  Our business in the PRC could be materially adversely affected if there are any changes to current regulations in the PRC which would affect our business operations and current business agreements with our PRC operating company and its subsidiaries and VIEs, resulting in a loss of any investment you make in our shares.

Our principal stockholder, who is also an officer and director of our Company, has conflicts of interest which may not always be resolved favorably to our Company and its stockholders.

We operate our businesses in China through SSIC, JinGuan and XinGuan. Our chairman, CEO and principal shareholder, Mr. Feize Zhang, owns 70% of the equity interest in SSIC. Conflicts of interests between his duties to us and to SSIC may arise. We cannot assure you that if and when conflicts of interest arise, he will act in the best interests of our Company, or that any conflict of interest will be resolved in our favor. These conflicts may result in management decisions that could negatively affect our operations and potentially result in the loss of opportunities.

We could be subject to tax consequences  in the PRC that could negatively impact our business operations, revenues and results of operations.

Our arrangements with SSIC, JinGuan and XinGuan and its shareholders may be subject to a transfer pricing adjustment by the PRC tax authorities which could have an adverse effect on our income and expenses. We could face material and adverse tax consequences if the PRC tax authorities determine that our contracts with SSIC, JinGuan and XinGuan and its shareholders were not entered into based on arm’s length negotiations. If the PRC tax authorities determine that any of our contractual arrangements in the PRC were not entered into on an arm’s length basis, they may adjust our income and expenses for PRC tax purposes in the form of a transfer pricing adjustment. Such an adjustment may require that we pay additional PRC taxes plus applicable penalties and interest, if any, which could materially affect our financial condition and resulting revenues.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us.  Our executive officers and employees have not been subject to the United States Foreign Corrupt Practices Act prior to 2010. We have no control over whether our employees or other agents will or will not engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on our business.

The PRC’s legal system is a civil law system based on written statutes, in which system-decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and/or criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties that are unclear at this time. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We are considered a “foreign persons” or “foreign funded” enterprise under PRC laws, and as a result, we are required to comply with PRC laws and regulations. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses. If the relevant authorities find us in violation of any PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business and other licenses;

•	requiring that we restructure our ownership or operations; and/or

•	requiring that we discontinue any portion or all of our business operations in the PRC.

Mining risks and insurance could negatively effect on our profitability.

The business of mining for gold and other metals is generally subject to a number of risks and hazards including environmental hazards, industrial accidents, labor disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. At the present time, we have in effect statutory required social insurance for all employees and mine workers and have obtained additional accidental insurance. There is currently no other insurance in place for the mining site and management and even if we were to purchase additional insurance, we can't be sure that such insurance would be available to us or that we could afford the premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. In addition, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards which we may not be insured against, or which we may elect not to insure against, because of premium costs or other reasons. Any losses from any of these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations, which could negatively impact any investment you make in our shares.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and computer, financial and other control systems. In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards for foreign subsidiaries. As a result, we may experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This could result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Changes in interest rates could negatively impact our results of operations, stockholders’ equity (deficit) and fair value of net assets.

Our investment activities and credit guarantee activities expose us to interest rate and other market risks. Changes in interest rates, up or down, could adversely affect our net interest yield. Although the yield we earn on our assets and our funding costs tend to move in the same direction in response to changes in interest rates, either can rise or fall faster than the other, causing our net interest yield to expand or compress. For example, due to the timing of maturities or rate reset dates on variable-rate instruments, when interest rates rise, our funding costs may rise faster than the yield we earn on our assets. This rate change could cause our net interest yield to compress until the effect of the increase is fully reflected in asset yields. Changes in the slope of the yield curve could also reduce our net interest yield.

Interest rates can fluctuate for a number of reasons, including changes in the fiscal and monetary policies of the federal government and its agencies, such as the Federal Reserve. Federal Reserve policies directly and indirectly influence the yield on our interest-earning assets and the cost of our interest-bearing liabilities. The availability of derivative financial instruments (such as options and interest rate and foreign currency swaps) from acceptable counterparties of the types and in the quantities needed could also affect our ability to effectively manage the risks related to our investment funding. Our strategies and efforts to manage our exposures to these risks may not be effective in the future, which could negatively impact our results of operations and the price of our common stock.

RISKS RELATED TO DOING BUSINESS IN CHINA:

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

We conduct substantially all of our operations and generate all of our revenues in China. Accordingly, our business, financial condition, results of operations and future revenue prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

• the higher level of government involvement;
• the early stage of development of the market-oriented sector of the economy;
• the rapid growth rate;
• the higher level of control over foreign exchange; and
• the allocation of resources.

As the PRC economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall PRC economy, they may also have a negative effect on us.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of security and surveillance investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business and prospects.

The PRC government exerts substantial influence over the manner in which we conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and any number of other unknown matters. The PRC central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or different interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China, or particular regions in China, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures. Any of these actions by the PRC government would severely and negatively impact our business operations and resulting revenues, which could result in a total loss of any investment you make in our shares.

Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

Most of our sales revenue and expenses are denominated in Renminbi. Under PRC law, the Renminbi is currently convertible under the "current account," which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, the PRC operating subsidiaries and VIEs of BSLmay purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by PRC operating subsidiaries under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE. In particular, if the PRC operating subsidiaries and/or VIEs of BSL borrow foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiaries and/or VIEs by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or their respective local counterparts. These limitations could affect the PRC operating subsidiaries’ and/or VIEs’ ability to obtain foreign exchange through debt or equity financing, which could limit our business operations and impact our future revenues and financial condition.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident stockholders to personal liability, limit our ability to acquire PRC companies or to inject capital into the operating PRC subsidiaries and/or VIEs of BSL, limit BSL's PRC subsidiaries’/VIEs’ ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE issued a public notice, the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, or the SAFE Notice, which requires PRC residents to register with the competent local SAFE branch before using onshore assets or equity interests held by them to establish offshore special purpose companies, or SPVs, for the purpose of overseas equity financing. Under the SAFE Notice, such PRC residents must also file amendments to their registration in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations. Moreover, if the SPVs were established and owned the onshore assets or equity interests before the implementation date of the SAFE Notice, a retroactive SAFE registration is required to have been completed before March 31, 2006. If any PRC resident stockholder of any SPV fails to make the required SAFE registration and amended registration, the PRC subsidiaries of that SPV may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV. Failure to comply with the SAFE registration and amendment requirements described above could also result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

Because of uncertainty over how the SAFE Notice will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, BSL's present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with the SAFE Notice by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by the SAFE Notice. We also have little control over either our present or prospective direct or indirect stockholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with the SAFE Notice, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit BSL's subsidiaries’/VIEs’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations which became effective on September 8, 2006.

On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission or CSRC, promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, which became effective on September 8, 2006. This new regulation, governs the approval process by which a PRC company may participate in an acquisition of assets or equity interests. Depending on the structure of the transaction, the new regulation will require the PRC parties to make a series of applications and supplemental applications to the government agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer,which are designed to allow the government to assess the transaction. Government approvals will have expiration dates by which a transaction must be completed and reported to the government agencies. Compliance with the new regulations is likely to be more time consuming and expensive than in the past and the government can now exert more control over the combination of two businesses. Accordingly, due to the new regulation, our ability to engage in business combination transactions has become significantly more complicated, time consuming and expensive, and we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

The new regulation allows PRC government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to the Ministry of Commerce and other relevant government agencies an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the PRC business or assets and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year. The regulation also limits our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulation may impede our ability to negotiate and complete a business combination transaction on financial terms that satisfy our investors and protect our stockholders’ economic interests.

In addition to the above risks, in many instances, we will seek to structure transactions in a manner that avoids the need to make applications or a series of applications with Chinese regulatory authorities under these new M&A regulations. If we fail to effectively structure an acquisition in a manner that avoids the need for such applications or if the Chinese government interprets the requirements of the new M&A regulations in a manner different from our understanding of such regulations, then acquisitions that we have effected may be unwound or subject to rescission. Also, if the Chinese government determines that our structure of any of our acquisitions does not comply with these new regulations, then we may also be subject to fines and penalties.

Under the New EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed a new Enterprise Income Tax Law, or the New EIT Law, and its implementing rules, both of which became effective on January 1, 2008.  Under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes.  The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.  Because the New EIT Law and its implementing rules are new, no official interpretation or application of this new “resident enterprise” classification is available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that  we are  a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow.  First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on offering proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules dividends paid to us from BSL's PRC subsidiaries/VIEs currently qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes.  Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment for the 2009 tax year and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible. If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against any U.S. taxes we may owe.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions and foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the revised policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. Following the removal of the U.S. dollar peg, the RMB appreciated more than 20% against the U.S. dollar over the following three years. Since July 2008, however, the RMB has traded within a narrow range against the U.S. dollar. It is difficult to predict how long the current situation may last and when and how the RMB exchange rates may change going forward.

Our revenues and costs are mostly denominated in RMB, while a significant portion of our financial assets are denominated in U.S. dollars. At the Cayman Islands holding company level, we rely entirely on dividends and other fees paid to us by our subsidiaries and consolidated affiliated entities in China. Any significant revaluation of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditure more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes. An appreciation of RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into RMB, as RMB is our reporting currency. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our common stock.

We may be delayed by or unable to comply with government and environmental laws, rules and regulations related to our operations which could severely impact our business operations.

The mining industry is subject to extensive regulations by the PRC government. These regulations govern a wide range of areas, including, but not limited to, investments, exploration, production, mining rights, pricing, trading and investments. In addition, mining operations are subject to fees and taxes, as well as safety and environmental protection laws and regulations. Our proposed mineral exploration programs will be subject to all of these extensive laws, rules and regulations. Various governmental permits will be required prior to implementation of proposed exploration operations. We are not assured of receiving any such permits as and when needed for operations, or at all. There is also no guarantee that new environmental or safety standards more stringent than those presently in effect will not be enacted in the future, which could negatively affect our exploration programs. Also, the industry often finds itself in conflict with the interests of private environmental groups which can have an adverse effect on the mining industry. Our planned exploration program budgets for regulatory compliance, however, there is always a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration programs . Please see the subsection entitled "Government and Industry Regulations" under the Description of Business section on page 28 for a more detailed description of the PRC rules and regulations our industry is subject to.

RISKS ASSOCIATED WITH THIS OFFERING:

Any future trading market  in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.”   The effective result being fewer purchasers qualified by their brokers to purchase our shares, and therefore a less liquid market for our investors to sell their shares.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans and you would receive a return of your entire investment.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no  commissions. We will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that we will be able to sell any of the shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following completion of this offering to apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB); however, do not know if our application will be accepted or approved and our stock listed and quoted for sale.   The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. As of the date of this filing, there have been no discussions or understandings between China ShouGuan Mining Corporation or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.  In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholders acquired their shares at a cost of $0.004 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in the shares offered herein will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.50 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.016 per share, $.479 per share less than what you paid for them.

Our officers and directors will continue to exercise significant control over our operations, which means as a minority shareholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any shares you purchase in this offering.

After the completion of this offering, our principal stockholders, of which our officers and directors are controlling principals, will own approximately 40.42%  of our common stock. Due to the controlling amount of that share ownership, our officers and directors will, directly and  indirectly, have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

USE OF PROCEEDS

Assuming all of the shares being offered are sold, the gross proceeds to us will be $500,000.  We expect to disburse the proceeds in the priority set forth below, within the first 12 months after successful completion of this offering and receipt of the funds:

Proceeds to Us:	$ 500,000

Analyzing geological reports of potential mining projects	200,000
Transfer Agent and filing fees	10,000
Accounting, Auditing and Legal	15,000
Office and Administration	75,000
Working Capital	200,000

Total Net Proceeds	$ 500,000

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of June 30, 2010, the net tangible book value of our shares was $1,637,927, or approximately $0.016 per share, based upon 100,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $500,000, the net tangible book value of the 101,000,000 shares to be outstanding will be $2,137,927, or approximately $0.021 per share.  Accordingly, the net tangible book value of the shares held by our existing stockholders (100,000,000 shares) will be increased by $0.005 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.50 per Share) of $0.479 per share.

After completion of the offering, the existing stockholders will own approximately 99% of the total number of shares then outstanding, for which it made a cash investment of $436,583, or $0.004 per share.  Upon completion of the offering, the purchasers of the shares offered hereby will own approximately 1% of the total number of shares then outstanding, for which they will have made a cash investment of $500,000, or $0.50 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to June 30, 2010:

Price Paid per Share by Existing Stockholders	$0.004
Public Offering Price per Share	$0.50
Net Tangible Book Value Prior to this Offering	$0.016
Net Tangible Book Value After this Offering	$0.021
Increase in Net Tangible Book Value per Share Attributable
to cash payments from purchasers of the shares offered	$0.005
Immediate Dilution per Share to New Investors	$0.479

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid, and the average price per share paid by our existing stockholders and by new investors in this offering:

	Price Per Share	Number of Shares Held	Percent of Ownership	Consideration Paid

Existing Stockholders	$0.004	100,000,000	99%	$ 436,583
Investors in this Offering	$0.50	1,000,000	1%	$ 500,000

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officers and Directors

This is a self-underwritten offering.  This Prospectus is part of a registration statement that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with any underwriter, broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration provisions, as set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officers and directors will not register as broker-dealers to sell shares in this offering, pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of their participation; and

b.
Our officers and directors will not be compensated in connection with  their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.
Our officers and o directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that  they (A) primarily performs, or  are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are  not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have  not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The shares will be sold at a fixed price of $0.50 per share until completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and will continue for a period not to exceed 180 days (the "Expiration Date").

Deposit of Offering Proceeds

This is a “best efforts”, “all-or-none” offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $500,000 has been received or until the 1,000,000 shares being offered have been sold. At that time, the funds will be transferred to our business account for use in the implementation of our business plans.  In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by us are irrevocable. All checks for subscriptions should be made payable to China ShouGuan Mining Corporation.

DESCRIPTION OF SECURITIES
Common Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 99% of our outstanding shares and the purchasers in this offering will own approximately 1%.

 Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our consolidated financial statements for years ended December 31, 2009 and 2008 for Bei Sheng Limited and its subsidiaries and variable interest entities, our operating companies in China, and since inception for the Company, as required and included in this prospectus, have been audited by ZYCPA Company Limited, an independent registered accounting firm in Hong Kong. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The law offices of Michael M. Kessler, Esq., 3436 American River Drive, Suite 11, Sacramento, California 95864, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF BUSINESS

General Information

Our primary business operations are to manage and acquire existing gold mine projects in Shandong Province, the PRC. Our prime target gold mines would typically run with low productivity because of inadequate funds and primitive technologies. We would then step in to re-engineer and redevelop these gold mines through the transfer of advanced exploration and mining technologies, capital injection and effective management. Our business model includes the sourcing of early stage gold mines with good profit potential, conducting feasibility studies to identify suitable projects, leasing the suitable mining sites and facilities and managing the mining operations on these selected sites, with the goal of acquiring the mine if the operations proved to be satisfactory based on our criteria. In addition, we also provide consulting services in areas related to mine exploration and analysis to our clients.

Revenues are derived from the sales of gold concentrates, the principal raw material used in gold smelting operations to produce gold.  Our current mining operations are outsourced to Jinhai Mine Underground Engineering Ltd., an independent third party subcontractor, and we only take possession of the gold concentrates when they are sold to the smelters. At that time, the selling prices are determined from two factors, the amount of gold in the gold concentrates and the price of gold on the date of sale.  The amount of gold in the gold concentrates is determined and agreed upon between the Company and the smelters and then the selling price is determined according to the official gold price at the time of sale, as indicated by the Shanghai Gold Exchange (http://www.sge.sh), an entity governed by the PRC Government. On the consulting side, revenues are derived on a project-by-project basis and payment is collected as we complete our services, as outlined in the scope of each individual project.

We target to grow proactively through continual sourcing of existing gold mines in the PRC and managing them. These projects will be executed by BSL and its subsidiaries, VIE’s or related companies. Cunli Ji Gold Mine was the first project commenced in May 2009. To ensure all mines are legally and properly operated, all target gold mines are required to have full sets of government-approved licenses before effecting commencement of any business operations.

Corporate History and Structure

China ShouGuan Mining Corporation was incorporated in the State of Nevada on May 4, 2010.

The details of the Company, including BSL and its subsidiaries and VIEs, are described below:

Name	Place of incorporation and kind of legal entity	Principal activities and place of operation	Particulars of issued/ registered share capital	Effective interest held

Bei Sheng Limited (“BSL”)	British Virgin Islands, a limited liability company	Investment holding in GWIL and provision of mining technical advice	50,000 issued shares of US$1 each	100%

Golden Wide International Limited (“GWIL”)	Hong Kong, a limited liability company	100%-investment holding in SBCL and provision of mining technical advice	10,000 issued shares of HKD1 each	100%

Shoujin Business Consulting (Shenzhen) Limited (“SBCL”)	The PRC, a limited liability company	Provision of consulting service in the PRC	RMB100,000	100%

Shenzhen Shouguan Investment Co., Ltd (“SSIC”) #	The PRC, a limited liability company	99% investment holding in JinGuan	RMB10,180,000	N/A

Yantai Jinguan Investment Limited (“JinGuan”) #	The PRC, a limited liability company	100% investment holding in XinGuan, provision of mining consulting service	RMB5,000,000	N/A

Penglai Xinguan Investment Limited (“XinGuan”) #	The PRC, a limited liability company	Exploration, drilling, mining and sale of gold products	RMB21,000,000	N/A

#  represents variable interest entity (“VIE”)

BSL was incorporated in the British Virgin Islands on December 17, 2009 as a limited liability company for the purpose of holding 100% equity interest in Golden Wide International Limited (“GWIL”).

GWIL was incorporated in the Hong Kong Special Administrative Region (“Hong Kong”) on June 18, 2009 as a limited liability company. GWIL formed Shoujin Business Consulting (Shenzhen) Limited (“SBCL”) as a wholly foreign-owned enterprise under the laws of the People’s Republic of China (the “PRC”) on April 23, 2010. SBCL is principally engaged in the provision of business consulting service in the PRC.

Shenzhen Shouguan Investment Co., Ltd (“SSIC”) is an investment holding company established in Shenzhen, on December 1, 2008. It is 70% owned by Mr. Feize Zhang, our Chairman and CEO, 20% owned by Mr. Jingfeng Lv, our Chief Technical Officer and 10% owned by Mr. Jianxi Yang, a director of Yantai JinGuan Investment Limited, SSIC’s subsidiary.

Yantai JinGuan Investment Limited (“JinGuan”) was incorporated in Yantai, the PRC and is a subsidiary held 99% by SSIC, the other 1% is held by Mr. Jianxi Yang, a director of JinGuan.

Penglai XinGuan Investment Limited (“XinGuan”) was incorporated in Penglai, the PRC and is the wholly-owned subsidiary of JinGuan. XinGuan houses our current mining property, licenses and operations in Penglai, the PRC.

To satisfy the investment restrictions in the PRC mining business, the Company, through SBCL entered into and consummated certain contractual arrangements with SSIC, JinGuan and XinGuan. As a result of these contractual arrangements, which obligates SBCL to absorb the risk of loss from the activities of SSIC, JinGuan and XinGuan and enables SBCL to receive all of their expected residual returns, we account for SSIC, JinGuan and XinGuan and their other subsidiaries as a variable interest entity (“VIE”) under U.S. GAAP and we consolidate their results in our consolidated financial statements.

Since the Company, BSL, GWIL, SBCL and their VIE arrangements, and SSIC, the holding company of JinGuan and XinGuan, were under common control with the same ultimate beneficial owners, Mr. Feize Zhang and Mr. Jingfeng Lv, officers and directors of the Company, the re-domiciling transaction and VIE arrangement were accounted for as a transfer of entities under common control and all disclosures referencing business operations of our VIEs were made throughout this prospectus as if the share exchange transaction had become effective as of the beginning of the first period presented, even though the Company was not yet incorporated in Nevada. As such, the Company, BSL and its subsidiaries and VIEs are hereinafter collectively referred to as (“the Company”) and all are consolidated in our financial statements.

Contractual Arrangements

Gold mining is a highly restricted industry in China.  As such, it is extremely difficult for PRC gold mining companies to obtain government approval on having foreign ownership. Accordingly, BSL's PRC subsidiary, SBCL, which is considered foreign-invested, is currently ineligible to directly own the required exploration and mining licenses in China. Our exploration and mining business is currently provided through contractual arrangements with our VIEs in China, which are currently SSIC and its subsidiaries, JinGuan and XinGuan.

These variable interest entities directly sell non-refined gold concentrates to their clients which are typically the smelters in China.  We have been and are expected to continue to be dependent on the variable interest entities to operate our exploration and mining business in the PRC. SBCL has entered into contractual arrangements with these variable interest entities, which enable us to:

-	exercise effective control over the VIEs;
-	receive substantially all of the economic benefits from the VIEs; and
-	have an exclusive option to purchase all of the equity interests in the VIEs.

SBCL entered into a series of agreements (“VIE agreements”) among SSIC and the individual owners of SSIC, JinGuan and XinGuan; details of the VIE agreements are as follows:

1.
Exclusive Technical Service and Business Consulting Agreement, signed on May 15, 2010 - SBCL has the exclusive right to provide to SSIC, JinGuan and XinGuan consulting services, including operational management, human resources management, research and development of the technologies related to the operations of SSIC, JinGuan and XinGuan.  SSIC, JinGuan and XinGuan pays to SBCL annually consulting service fees in an amount equal to all of their revenue for such year. These agreements run for a 10-year term and are subject to automatic renewal for an additional 10 years, provided that no objection is made by both parties on the renewal.

2.	Exclusive Option Agreement - SBCL has the option to purchase all assets and ownership of SSIC, JinGuan and XinGuan at any time.

3.
Equity Pledge Agreement, signed on May 15, 2010, - SSIC, JinGuan and XinGuan agree to pledge their legal interest to SBCL as a security for the obligations under the Exclusive Technical Service and Business Consulting Agreement.

4.	Proxy Agreement - SSIC, JinGuan and XinGuan irrevocably grant and entrust SBCL the right to exercise its voting and other stockholder rights.

5.	Operating Agreement, signed on May 15, 2010 - SBCL agrees to participate in the operations of SSIC, JinGuan and XinGuan.

With the above agreements, SBCL demonstrates its ability to control SSIC, JinGuan and XinGuan as the primary beneficiaries and the operating results of the VIEs were included in our consolidated financial statements for the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008.

Current Mining Property and Location

On May 4, 2009,  the Company, through BSL and its VIE, Xinguan, entered into a Master Agreement, an Operating Lease Agreement and an Acquisition Agreement with  Penglai City Gold Mining Holding Co. Limited (PCGM), an unrelated third party which is the legal owner and holds the PRC State license to the CunliJi Mine. The Master Agreement sets out the general terms of the Operating Lease Agreement and the Acquisition Agreement. Pursuant to the terms of the Operating Lease Agreement, XinGuan agrees to pay a monthly rent of $14,641 (RMB 100,000) for the right to lease and manage the gold mine for a term of 20 months, with a rental deposit of $2,925,174 (RMB 20 million). Pursuant to the terms of the Acquisition Agreement, XinGuan agrees to acquire the gold mine for a purchase consideration of $5,089,803 if the following conditions are satisfied upon the expiration of the Operating Lease Agreement: 1) average daily ore production from the CunliJi Mine has reached production of 80 tons of ore or more for the year 2010, and 2) the CunliJi mine has obtained ISO (or equivalent) certification on or before January 3, 2011.  Upon successful closing of the acquisition, the rental deposit would become part of the purchase consideration. If the mining operations do not meet the above production levels, the rental deposit will be refunded in full to XinGuan.

On June 18, 2010, XinGuan paid an additional amount of $1,187,272 to PCGM as an additional rental deposit on the same terms as the original agreement. The additional deposit would become part of the purchase consideration upon successful closing of the acquisition or will be refunded in full if the mining operations to not meet the production levels set forth in the agreement.

On September 1, 2009, XinGuan entered into a Construction Project Agreement with Jinhai Mine Underground Engineering Ltd. ("Jinhai"), an unrelated third party, to carry out the underground mining and ancillary work at the CJ Mine. Jinhai will conduct all underground mining activities and construction work in accordance with the design and work drawings provided by XinGuan on a monthly basis and will be required to meet all regulatory and safety standards specified by XinGuan and the PRC for underground mining operations in the Shandong Province. In addition, Jinhai provides all wind and water soft pipes, lighting, equipment and other tools required to operate the underground mining operations and are solely responsible for the transport of same to the underground mine. The Agreement further provides that XinGuan will provide Jinhai with all the needed tools and devices for tunneling to reach and construct the underground mining operations, which includes rail, spikes, splints, screws, permanent wind and water pipes, sleepers, water supply and drainage devised and elevation devices and will be responsible for upgrading these tools and devices as needed.  XinGuan is also responsible for supplying power and air to the underground mine and will pay all associated costs. XinGuan will also provide the hoister for the vertical shaft and is responsible for its daily maintenance.

Under the terms of the Agreement, XinGuan checks the work progress at the end of each month and payment to Jinhai is made, based on qualified and accepted work as set forth in the Agreement, which can be found in its entirety as Exhibit 10.12 to our Form S-1/A registration statement filed with the SEC on September 22, 2010.

The monthly progress and payments will strictly follow the scheduled plan provided by XinGuan each month. For a shortfall of every cubic meter of uncompleted work, a fee equivalent to 1 cubic meter of work will be deducted from any fees paid to Jinhai; any extra work done above and beyond the scheduled monthly plan will not be counted. In addition, if the dilution rate of the mine exceeds 30% or the loss rate exceeds 2%, a 1% service fee will be deducted if either rate is 1% higher than these rates. Also pursuant to the terms of the Agreement, XinGuan will withhold 3.34% of total payments to Jinhai each month to pay the construction taxes due on the mining operations. Both parties have agreed to strictly comply with the terms of the Agreement; however, in the event of a breach, the breaching party has agreed to bear 40% of any economic loss incurred by the other party. If there are any disputes between the parties, it shall be resolved through negotiation between the parties. If  we are unable to resolve the dispute, we have both agreed we will file an application for arbitration to the Penglai Arbitration Commission or bring a lawsuit to the People's Court of Penglai Cunliji Town.

XinGuan paid Jinhai a security deposit of RMB300,000, of which RMB20,000 has been deposited into a separate bank acount. Five percent (5%) of the deposit will be paid as a service fee to Jinhai. The parties agree to give a one-month notice to the other party for any early termination of the Agreement; however, XinGuan has the right to terminate the Agreement if Jinhai fails to achieve the work schedule provided by XinGuan for three consecutive months. In any such event, Jinhai will move out of he construction field within 15 days of termination or pay a penalty of RMB5,000 per day for each day of delay in moving out.

The Agreement was effective on September 1, 2009 and was valid for one year. Through mutual consent by both parties, this Agreement was renewed on August 28, 2010 for an additional year until August 28, 2011, with the contracted prices and all other terms unchanged.

The “Administration of the Transfer of Exploration and Mining Rights” is a regulation derived from the “Mineral Resources Law of the PRC”, which specifies the major provisions for the transfer of exploration rights and mining rights in the PRC as follow:

1)	Basic statutory requirements:
An exploration right is permitted to transfer upon completion of minimum exploration input by the exploration right owner as required by relevant regulations.
-
Any enterprise holding a mining right is permitted to transfer the mining right because of merger, separation, joint venture, cooperative venture, sale of assets or any other changes in asset ownership.

2)	Statutory pre-requisites for right transfer:

For transfer of exploration rights: the right owner holds the exploration license for a minimum of 2 years or mineral resources are found to exist in the exploration area for further exploration or mining.

-	For transfer of mining rights: the mining operation under concern has been operated for a minimum of 1 year.
-	Fully settled the cost of exploration right and the annual royalty fee of exploration right with relevant administration.
3)	Submit the application for transfer of exploration / mining rights
4)	File the transfer application with relevant administration
5)	Examined validity of the transfer by relevant administration and the applicant is notified within 40 days whether the application is accepted or not
6)	Registration of the transfer
7)	Approval of the transfer by relevant administration

The administration for approval of exploration / mining rights transfer refers to Geology and Mineral Resources Authority under the State Council of the PRC, provincial governments, autonomous regional governments or municipal governments.

Conditions to retain the claim or leases:

The right owner is permitted to hold the exploration/mining rights without a time limit when the following conditions are satisfied:

1)	Existence of mine reserve is proved valid for further exploration and mining.
2)
Fully settled relevant royalty fees for the usage of exploration / mining rights. The royalty fee is paid on an annual basis. For each exploration right, the annual royalty fee is RMB100 per square kilometer for the 1st to 3rd exploration year and increases by RMB100 every year for the 4th exploration year and thereafter, up to a maximum total of RMB500. For each mining right, the annual royalty fee is RMB1000 per square kilometer

Duration of exploration / mining rights:

The rights owner is permitted to hold the right as long as mine reserves are proved valid for further exploration and mining and the rights owner fully settles all relevant royalty fees and costs with the administration in accordance with state regulations.

Cunli Ji Gold Mine (“CJ Mine”)

The Cunli Ji Gold Mine is located in Shandong is a coastal province of eastern PRC. Shandong is located on the eastern edge of the North China Plain (see map below). From the economic aspect, Shandong is one of the wealthiest provinces in China, with its economic development focuses on large enterprises with well-known brand names. Shandong ranks first among the provinces in the production of precious metals such as gold and diamonds. It is also the biggest industrial producer and one of the top manufacturing provinces in China. Shandong has also benefited from South Korean and Japanese investment, due to its geographical proximity to those countries. In 2008, the nominal GDP and GDP per capital for Shandong were RMB3.11 trillion (US$446 billion) and RMB33,083 (US$4,749) respectively, ranking second and seventh accordingly in the country. Penglai City is a port, a town and an administrative subdivision of Yantai, which Yantai is a prefecture-level city in Shandong province. Yantai is the largest fishing seaport in Shandong and a robust economic center today.

120°
121°
122°
37° 51′
37° 30′
37°
36° 30′
North
Yellow Sea
Penglai City
Longkou City
Dxindian
Cunliji
Dayuan
Fushan
Yantai City
Weihai City
Highway
Zhaoyuan City
Qixia City
Laishan
Wendeng City
Rongcheng City
309
204
Laiyang City
Rushan City
Laixi City
Haiyang City
Yellow Sea
Map Of Shandong Province
Date: August 12 , 2010
20
0
20
40
60
80km
Mine Location

Mining Areas

CJ Mine consists of three mining and exploration areas namely, Cunliji Mining Area (”Cunliji”), Jiyingshan Exploration Area (”Jiyingshan”) and Chenjiagou Exploration Area (”Chenjiagou”).  The Cunliji Mining Area has an exploration right and a mining right while both Jiyingshang and Chenjiagou each has an exploration right. Geographically, Jiyingshan locates in the middle of the whole site; Chenjiagou on west to northwestern side; and Cunliji on the southeast side.

Location and Access:

The CJ Mine is an underground mine located in Cunliji Town, Penglai, Shandong Province in the PRC covering a site area of 0.425 sq. km. The geological coordinate of the mine is EL120°50′15″ ~ EL120°50′49″ and NL37°33′31″ ~ NL37°32′12″. The CJ Mine consists of three mining areas, 1) Cunliji Mining Area (“Cunliji”), 2) Jiyingshan Exploration Area (“Jiyingshan”) and 3) Chenjiagou Exploration Area (“Chenjiagou”). Jiyingshan locates roughly in the middle of the CJ Mine, Chenjiagou on the west–northwest region and Cunliji on the southeast region. The whole site is 35 km to the south of Penglai City, Shandong Province and 5 km to the east of Cunliji Town. It is under administrative division of Cunliji Town, Penglai City. There is 30 km from the west of the CJ Mine to Longkou Port and 60 km from the east of the CJ Mine to Yantai Port. The CJ Mine is easily accessible by interlinked highways including the Mou-Huang Highway (running from Mouping to Huang county) and the Peng-Qing Highway (running from Penglai to Qingdao). Access to the underground workings at the CJ Mine is via a ramp from the surface and connecting numerous levels.

120° 33′ 20″
121° 00′
121° 30′
Penglai City
North
Yellow Sea
G206
Daxindian
Yantai Development district
Yantai City
Dazhaojia
Cunliji
G204
Fushan
37° 30′
Laishan
Menlou
Qixia City
37° 00′
Scale
0km
5km
10km
15km
City Boundary
District Boundary
Mine location

Map Of Yantai City

Date: August 12,2010

Source of Power and Water:

The electricity supply in the Cunliji Mining Area is mainly provided by East China Grid, with 500 kilo voltage of transmission base located close to the CJ Mine. The quaternary unconfined aquifer layer nearby the CJ Mine represents the source of water supply.

Plant and Equipment of the CJ Mine (Modernization and Physical Conditions):

We do not own any equipment; it is provided by the companies operating the mine under our lease agreements. All equipment, infrastructure and facilities of the CJ Mine operation are believed in good condition and have been periodically upgraded.

Type of claim:

The gold in all mining areas is deposited in a lode or vein filled with mineral in the rock. The mining claims in all mining areas of the CJ Mine are granted by the Land and Resources Authority of Shandong Province and are unpatented.

Identifying Information of the CJ Mine:

Mining license No.:                                                         3700000720179
Gold Mining Ratification:                                               Gold - State Approval (2008) No.17
Exploration license No.:                                                  3700000710963
Safety production license:                                             (Shandong Approval) FM Safety (2008) 06-0104
Safety production license:                                             (Shandong Approval) FM Safety (2008) 06-0187

Exploration Rights:
Exploration license No.:                                                 T37120080102000548
Exploration license No.:                                                 T37120080602009999

Area of the CJ Mine:

Cunliji Mining Area: 106.255 acres
Chenjiagou Exploration Area: 3995.69 acres
Jiyingshan Exploration Area: 437.90 acres

Rock Formations and Mineralization:

The CJ Mine is an underground gold mine. It is located at the northern Jiao-Liao uplift in China-Korean platform and in the east of Yi-Shu fault zone. The formation, believed to date, belongs to the Penglai formation, a subdivision of Ludong formation in Huabei region of China. The mineral resources are mainly gold and others are lead, zinc and iron.

The Cunliji Mining Area consists of five fault zones in the region numbered as I, II, III, IV and V.  The mine is mainly made of the beresite and granite. Gold ore body exists in the altered rocks of fault structure of belts I and II. The ore minerals are mainly native gold, electrum, pyrite, galena, sphalerite, and minor chalcopyrite. Useful elements in ores are mainly gold, then silver, lead, zinc, copper, etc. The ore body strikes 30° and with dipping 70°~ 85°towards NW, average inclination 75 °. Strike length of the ore body is 300 m and the tendency length is 180m. The veins are continuous while uneven in thickness from several centimeters to tens of centimeters, etc.. Veins are developed well in the mining area, mainly including lamprophyre-veins and quartz-veins. The thickness of ore deposit is 0.87m and the ore body strikes 35°, dipping 75°towards NW. Overall, the deposit is controlled by faults, and ore bodies still are open in the depth of -277m.

The Jiyingshan and Chenjiagou Exploration Areas mainly consist of quaternary loose rocks which are the alluvial and residual sediments. Structure of the mine areas is mainly faults, which strikes mainly along north-east, north-east-east (NEE) and then north-west (NW) and east-west (EW). Exposed length of the NE structure is around 100~300 m. The longest structure is 1200 m in length and 0.5~10m in width and strikes 10°- 45° towards southeast, partly towards northwest. The steepest dip is around 60°- 90° with strikes around 75°. The main ore structure includes dense block and fine veins. Dense massive structure of quartz veins or beresite with a strong silicification becomes a massive homogenous ore. Ore mineral ingredients consist of mainly metallic minerals of pyrite, galena, electrum and free gold and minor of chalcopyrite, sphalerite and pyrrhotite. Gangue minerals are mainly quartz, sericite, feldspar, then chlorite and calcite.

Work Completed and Present Conditions:

I)      Cunliji Mining Area -

The mine area consists of two parts, one is mining area from the elevation 0m to 100m, the other is prospecting area under 0m. Currently only the 4 ore bodies are mined.
II)      Jiyingshan Exploration Area -

The area is divided into 3 parts that are Jiyingshan, Dacuijia and Shangwangjia. Currently exploration just has been done in the ore lode of No.21 and No. 22 estimated resources in northern Jiyingshan occurrence, with thick and continuous ore bodies. The geological condition of the ore lode of No.23 is the completely same with that of 21 and 22, while its resources estimation has not been done for without engineering control.

III)      Chenjiagou Exploration Area -

It is the one with the lowest work degree among the mining areas of the CJ Mine. From the current geological work, several alteration zones have been found by geological mapping with light mountain project and exploration engineering. Several profiles have been done in the middle of the area by using the IP ladder from which a better potential has been found with a fine seeing- mine effect.

Equipment, Infrastructure and Other Facilities of the CJ Mine:

Mining equipment of the CJ Mine mainly includes exploration machinery, ore mining machinery and mineral processing machinery.  The machinery includes drillers, belt conveyor, lift trucks, mining crusher, grining mill, revolving screens, sand washer, etc.  Site infrastructure includes roads, water supply system, electric supply system, warehouses, living quarters, dining facilities and an administration building.

Current State of Exploration:

As of the date of this prospectus, the CJ Mine property is without known reserves. For the first six months of 2010, total mining production of the Cunliji Mine Area was approximately 6,108.91 tons of gold ore. Both the Jiyingshan Exploration Area and the Chenjiagou Exploration Area are exploratory in nature.  First stage geochemical surveys have been completed. We have no detailed plan to survey these properties at this time.

Total Costs Incurred and Planned Future Costs:

We outsource mine extraction to an unrelated third party. On September 1, 2009, we entered into a one-year Construction Project Agreement with Jinhai Mine Underground Engineering Limited, an unrelated third party, for outsourcing the underground mining and extraction work of the CunliJi Mining Area. For the developing of ramps, levels, crosscuts, vertical shafts and drifts, the subcontractor charges a service fee ranging from $24 (RMB 164) per cubic meter to $55 (RMB 380) per cubic meter.   Through mutual consent of the parties, the agreement was renewed  on August 28, 2010 for an additional year, or until August 28, 2011, with all terms, conditions and contracted prices unchanged.

We also entered into a Gold Concentrate Processing Agreement with an unrelated third party, Shandong Humon Smelting Co., to process our gold concentrate through smelting. The smelter charges a service fee of $22 (RMB 150) per ton of gold concentrate. Besides the above costs, we do not have any other planned future costs in 2010.

Our Proposed Business Strategy

Currently, most privately-owned gold mines in China are poorly managed and operated and are usually mined to a depth of about 300 - 500 meters,  far beyond a valid exploration analysis of about 200~300 meters. Mining activities are generally done without any systematic planning and/or analysis. This often leads to high waste of mining inputs and results in inefficient operations with low productivity. We intend to re-engineer and redevelop our mining targets through the transfer of advanced exploration and mining technologies to identify the geological features and locations of the ore bodies, as well as the formation trends of associated mineral veins. We feel that the proposed business strategies of our experienced management team will provide a better solution to mine the ore bodies in a more efficient and productive way. Our mining solutions include mining data collection and analysis, identification of ore locations and running trends of veins, design of exploration and mining plans, on-site mine construction planning, formulation and customization of mining methodologies, introduction of modern exploration and mining technologies to increase productivity, supervision of subcontracting staff and provision of technical supports in relation to production management, mine ventilation, water discharge, system upgrade, quality assurance, safety control, etc.. Our current mining operations subcontractor is only responsible for the actual underground mining works like digging tunnels, underground transportation and mine extraction, and does not participate in any works related to mine planning, data analysis, site identification and operational management.

Future potential mining projects

We target to grow proactively through continual sourcing of existing gold mines in the PRC and managing them. Before investing in a potential mining project, we intend to go through a series of procedures for preliminary assessment in order to determine the amount of minerals, if any, and therefore whether the subject property should be acquired, based on the economic viability of extracting the potential minerals and profitably processing them.  To do so, we intend to engage geotechnical professionals to conduct such assessments and analyses.

The following table summarizes our estimated costs in our Use of Proceeds section for the next 12 months for such assessments and analyses :

Preliminary geological, geotechnical and hydrological assessments and surveys	$ 40,000
Preliminary soil geochemical surveys, sampling and geological mapping of the veins within anomalous zones	$ 60,000
Test drilling of prime targets	$100,000
Total:	$200,000

Sources of Revenue and Distribution Methods

Revenues are generated from the sales of gold concentrates, which are the principal raw materials used in gold smelting operations to produce gold. The Company, though BSL's operating subsidiary, XinGuan, extracts chunks of mineral rocks from the mining site, which then undergo a series of physical processes, including crushing, screening, grinding and scanning to produce gold concentrates. All the above processes are outsourced to independent third-party contractors and we do not take possession of the mineral rocks or any gold concentrates until the process has been completed. We only become directly involved and take possession of the gold concentrates when they are ready for sale to the smelters and the refineries. The selling prices are determined from two factors, the amount of gold in the gold concentrates and the price of gold at the date of sale.  The amount of gold in the gold concentrates is determined and agreed between the Company, through BSL, and the smelter or refinery and the selling price is determined according to the official gold price at the time of sale, as indicated by the Shanghai Gold Exchange (http://www.sge.sh), an entity governed by the PRC Government.

The gold concentrates produced are sold through normal channels associated with the industry.  Specifically, the Company's gold concentrates are sold to smelting plants which then refine the concentrates to produce gold.  On July 1, 2009, XinGuan entered into a Gold Concentrate Processing Agreement with Shandong Humon Smelting Co. Ltd., an unrelated third party, which is a public company listed on the China ShenZhen A-Share Exchange under the stock code 002237.  XinGuan delivers the gold concentrates extracted from the CJ Mine to the smelter and is paid for the minerals based on the following criteria:

1	Processing fee:
Dry gold concentrate: RMB150 per ton

2.	Gold return ratio:
Grade (gram/ton)	Gold return ratio (%)	Grade (gram/ton)	Gold return ratio (%)	Grade (gram/ton)	Gold return ratio (%)
20-29.99	91.00	40-59.99	93.00	70-79.99	95.00
30-39.99	92.00	60-69.99	94.00	≥80	96.00

3.	By-product: for silver grade of 100-199.99 gram per ton, RMB0.5 per gram; for silver grade ≥200gram per ton, RMB0.7 per gram

If there is no dispute within 10 days after delivery of gold concentrate to the smelter, payment is settled based on the amounts listed in the weight receipt provided by the smelter. If XinGuan does not have a weight receipt, the smelter has the right to refuse settling payment. XinGuan guarantees the gold purity above 99.9% or the smelter has the right to reject the finished gold product. The parties have agreed to settle any disputes that may arise during the course of the Agreement through negotiations between the parties. Any unresolved issues will be brought to arbitration. The range of deviation to be executed refers to 50% of the international standard. Arbitration cost will be borne by the party that exceeds the deviation of the international standard.

Since we have a well established and cooperative arrangement with ShanDong Humon Smelting Co. Ltd. to date, we plan to continue to sell our gold concentrates to them in the future As gold is a commodity product with prices governed by the PRC government, we do not see the need or benefit of shopping around for better prices from other smelters at this time.

In addition, we provide mining management consulting services to third party clients as an additional source of revenue. We only provide mining consulting services to mine owners. We do not own, rent or participate in the mine operations of these clients. Instead, we  utilize the described expertise of our management team to help clients assess their mine conditions and provide technical advice, guidance and suggestions to further improve management and operations of their mines, based on our management's experience.

Proposed Business Expansion/Business Strategy

We intend to continue to seek for and possibly acquire distressed gold mines that may have low productivity because of inadequate funds and primitive technologies, but proven or probably reserves. Our business model includes researching of early stage gold mines with good profit potential, conducting feasibility studies to identify suitable projects, leasing the suitable mining sites and facilities and managing the mining operations on these selected sites, with the ultimate goal of acquiring the mine if the operations prove to be satisfactory under our criteria. The criteria we intend to review and base our decision to purchase a property are as follows:

-	Whether the average monthly volume of minerals reaches a certain level, which we will determine as appropriate for each property

-	Whether the mine attains and passes international known standard (e.g. ISO or equivalent) in regard to its operation flow

To ensure all mines are legally and properly operated, all target gold mines are required to have full sets of government-approved licenses before effecting commencement of any business operation.

We do not intend to use any of the funds from this offering to purchase any future mining properties, but rather, to analyze geological reports of potential mining projects and feasibility studies and, if warranted, acquire the capital required to purchase the property from internal funding which we may generate through debt or equity financing or bank loans, if available.

Mining in China - An Overview

Currency

The current monetary unit in China is the RMB (also referred to as yuan). At December 31, 2009, the exchange rate was 6.8372 RMB per One U.S. Dollar.

Outward Remittance of Funds by Foreign Investors

China has a set of regulations relating to outward remittance by foreign investors of their share of profits and final repatriation of their investments in foreign currency. Subject to payment of applicable taxes on profits and payment of its paid-up subscribed capital contribution, a foreign investor may remit funds out of China, in foreign exchange, its shares of the distributable profits or dividends. Remittance by a foreign investor of some other amounts (including, for instance, proceeds of sale arising from a disposal by the foreign investor of any of its investment in China and a foreign investor’s distributable income derived from the assets of the foreign investment enterprise after its liquidation) out of China is subject to the approval of the State Administration of Foreign Exchange or its local branch office. Additional restrictions on the repatriation of earnings in China may be imposed in the future.

Environmental Laws and Regulations

The Environmental Protection Law of the People’s Republic of China has established the basic principles for balancing environmental protection with economic and social development and defines the rights and duties of governments of all levels and of all individuals and corporations regarding environmental protection. China has enacted and promulgated many special laws governing environmental protection, including the Law on the Prevention and Control of Water Pollution, the Law on the Prevention and Control of Air Pollution and the Law on the Prevention and Control of Environmental Pollution by Solid Waste. In addition, the Chinese government has enacted more than 30 administrative decrees regarding environmental protection.

Mineral exploration must be carried out in compliance with all environmental legislation and regulations and an environmental impact assessment report must be filed when applying for the establishment of a mineral exploration or mining corporation and when applying for a mining permit. An environmental impact assessment must be completed by a qualified Chinese entity and the environmental impact assessment report must be approved by the provincial or state environmental protection agency.

Our current project  is operating in compliance with all environmental  laws, rules and regulations and has obtained all of the necessary permits and licenses for its current mining operations.

Exploration rights and mining rights can be transferred, with government approval, provided that, among other things, a minimum capital investment has been made and a minimum period has passed since the transferor’s original acquisition of such rights.

The Chinese government has classified mineral exploration by foreign companies as being encouraged, allowed, restricted or prohibited, depending on the mineral. Foreign investment in the mining of low-grade and refractory gold ores is encouraged, while mining of other types of gold ores are restricted.

A mining company will be required to obtain the lawful right to use the land it will occupy in connection with operation of the mine. It may do so through a grant or allocation of land use rights from the State, or through a transfer or lease of rights from the prior holder of the land use rights.

Government and Industry Regulation

We may be delayed by or unable to comply with government and environmental laws, rules and regulations related to our operations which could severely impact our business operations. Our proposed mineral exploration programs will be subject to extensive laws, rules and regulations. Various governmental permits will be required prior to implementation of proposed exploration operations. We are not assured of receiving such permits as and when needed for operations, or at all. There is no assurance environmental or safety standards more stringent than those presently in effect may not be enacted, which could adversely affect future exploration programs. Also, the industry often finds itself in conflict with the interests of private environmental groups which often have an adverse effect on the mining industry.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations of Shandong Province as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

Currently, the mining industry is subject to extensive regulations by the PRC government. These regulations govern a wide range of areas, including, but not limited to, investments, exploration, production, mining rights, pricing, trading and investments. In addition, mine operations are subject to fees and taxes, as well as safety and environmental protection laws and regulations.

Under the “Mineral Resources Law,” all mineral resources in the PRC are owned by the State. According to the Mineral Resources Law, the exploration and exploitation of minerals is subject to supervision under the Mineral Resources Law and the relevant local mineral resource bureaus and coal administration departments. Upon approval, an exploration license for each proposed mine or a mining right permit for each mine will be granted by the relevant local mineral resource bureau responsible for supervising and inspecting exploration and exploitation of mineral resources in the jurisdiction. Annual reports are required to be filed by the holders of mining right permits with the administrative authorities that issued the permits.

The State Administration of Work Safety (the “SAWS”) is the PRC government authority exercising control over and supervision of the safety of mine operations. In order to proceed with the construction of a mining project, the project’s safety designs and procedures must be examined and approved by relevant authorities. Upon the completion of a mine construction project and before the commencement of production, further inspection and approval of the facilities and conditions is required. Regular safety inspections are conducted pursuant to the Safety Production Law, the Mining Safety Law of the PRC and applicable safety regulations. In addition, each operating mine is required to apply for a production safety permit from its provincial bureau. The production safety permits are valid for an initial period of three years, after which they are subject to renewal.

The State Administration for Environmental Protection is responsible for overall supervision and control of environmental protection in China. It formulates national standards for discharging waste materials and environmental protection and monitors the PRC environmental protection system. Environmental protection bureaus at the county level and above are responsible for environmental protection within their respective areas of jurisdiction.

The PRC Environmental Protection Law (the “Environmental Protection Law”) requires all operations that produce pollutants or other hazards to take environmental protection measures, and to establish an environmental protection responsibility system. Such system includes the adoption of effective measures to control and properly dispose of waste gases, waste water, waste residue, dust or other waste materials. Any entity that discharges waste material must report to and register with the relevant environmental protection authority.

If an enterprise fails to report or register the environmental pollution caused by it, it is subject to receiving a warning or penalty. Enterprises which fail to restore the environment or remedy the effects of the pollution within the prescribed time are also subject to penalty or termination of their business licenses. Enterprises which have polluted and endangered the environment are responsible for remedying the danger and effects of the pollution, as well as for the payment of compensation for any losses or damages suffered as a result of such environmental pollution. A material violation of the Environmental Protection Law that causes a material loss to public and private belongings or personal injuries or death may result in criminal liability.

Safety and Occupational Health Standards

The State Administration of Work Safety (the “SAWS”) is the PRC government authority exercising control over and supervision of the safety of mine operations. Regular safety inspections are conducted pursuant to the Safety Production Law, the Mining Safety Law of the PRC and applicable safety regulations. In addition, each operating mine in the PRC is required to apply for a production safety permit from its provincial bureau. The production safety permits are valid for an initial period of three years, after which they are subject to renewal.

We have implemented a work safety program strictly in accordance with the standards and requirements pursuant to the Safety Production Law and the Mining Safety Law of the PRC. Currently, the average mortality rate and serious injury rate in the minerals mining industry in China are 0.15% and 0.2%, respectively. The mortality and serious injury rates for the CJ Mine have been below the industry averages since the inception of our leased operations of the property in 2009.

We believe that the CJ Mine, our only operating mining property subject of our operating lease agreement, is in material compliance with all applicable environmental, resources, work safety and other current laws, rules and regulations requirements of  the Penglai District and the PRC.

Competition

We expect to compete with many mining and exploration companies in identifying and acquiring claims with gold mineralization. We believe that most of our competitors have greater resources than us. We also expect to compete for qualified geological and environmental experts to assist us in our exploration of mining prospects, as well as any other consultants, employees and equipment that we may require in order to conduct our operations. We cannot give any assurances that we will be able to compete without adequate financial resources.

Intellectual Property

We do not currently own the rights to any intellectual property.

Employees and Employment Agreements

There are currently 45 full-time employees working for our Company, BSL and its subsidiaries and VIEs, the majority of which are working at our mine. We have no formal employment agreements with any officers, directors or employees.

DESCRIPTION OF PROPERTY

We do not currently own any properties.

The Company’s headquarters is located in Futian District, Shenzhen, China.  The address is Room 3207, New World Center, 6009 Yitian Road, Futian District, Shenzhen, China.  The monthly rental for the office is US$3,480 with a contract lease period from March 1, 2009 to March 1, 2011.

The Company has a branch office in the City of YanTai, ShanDong, China with the address of Room 501-505, Lantian International Building, 59 Changjiang Road, Development District, Yantai, China.  The rent is US$1,923 per month with a contract lease period from March 1, 2010 to February 28, 2011.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding, nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-  contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

-  contains a description of the broker's or dealer's duties to the customer  and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-  contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  price for the penny stock and the significance of the spread between the bid and ask price;

-  contains a toll-free telephone number for inquiries on disciplinary actions;

-  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-  contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-  the bid and offer quotations for the penny stock;

-  the compensation of the broker-dealer and its salesperson in the transaction;

-  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-  monthly account statements showing the market value of each penny  stock held in the customer's  account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

Upon completion of this offering, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

We are currently self-clearing and have appointed Michael Kessler, Esq., our legal counsel, 3436 American River Drive, Suite 11, Sacramento, CA 95864; (916) 239-4000, to hold and keep the stock transfer ledger up to date for the Company. Upon completion of the offering, we intend to engage the services of and appoint a stock transfer agent in the U.S.

FINANCIAL STATEMENTS

Our fiscal year end is December 31.  We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports.  Our audited financial statements for the fiscal year ended December 31, 2009 and for the period from December 1, 2008 (inception) through December 31, 2008, and our unaudited financial statements for the six-month period ended June 30, 2010, for our Company, BSL and its wholly-owned subsidiaries and VIEs, are included in their entirety at the end of this Prospectus.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Forward Looking Statements

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading "Risk Factors." Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Except as required by law, we assume no obligation to update any forward-looking statements after the date of this prospectus.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Selected Financial Data

The following table provides consolidated selected financial data about our Company, BSL and its wholly-owned subsidiaries and VIEs for the six months ended June 30, 2010 and the years ended December 31, 2009 and 2008. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:	6/30/2010	12/31/2009	12/31/2008
Cash and cash equivalents	$1,810,169	$598,288	$448,750
Total assets	$6,448,445	$4,009,318	$448,750
Total liabilities	$4,810,518	$3,195,372	$7,295
Stockholders’ equity	$1,637,927	$813,946	$441,455

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to receiving the proceeds of this offering, our officers and directors have verbally agreed to advance the funds to us to complete this offering and apply for listing on the OTCBB.

Limited Operating History

There is little historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in our shares. We cannot guarantee that we will be successful in our business operations or that we will achieve significant, if any, level of market acceptance for our proposed business operations and product. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our properties, possible cost overruns due to price and cost increases in services we require. Therefore, we cannot guarantee we will be able to achieve or maintain profitable operations. Further, there is no assurance that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.

Since inception, we have suffered from continuous losses with an accumulated deficit of $690,605 as of our year ended December 31, 2009 and have incurred negative operating cash flow. The continuation of our business operations is dependent upon the continuing financial support of our principals and shareholders, the proceeds of this offering, and generating significant revenue and achieving profitability. These actions all involve certain growing and investment strategies; however, there is no guarantee we will be successful in securing sufficient funds to sustain our operations and future acquisition plans, as and when needed. These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern.

Overview and Future Plan of Operations

China ShouGuan Mining Corporation (the Company) was incorporated in the State of Nevada on May 4, 2010. We are a holding company that conducts business operations through BSL, our operating company, and its subsidiaries and variable interest entities (VIEs) in Shandong Province in the People’s Republic of China PRC.

Mr. Feize Zhang, our Chairman and CEO, Mr. JingFeng Lv, our CTO and Mr. Jianxi Yang, a director of Yantai JinGuan Investment Limited, founded SSIC in December 2008 and later in early 2009 established SSIC’s subsidiaries JinGuan and XinGuan. These executive officers and managers are experts in China who specialize in mining technologies, mining resources management and financial and strategic management. Our primary focus is on acquiring existing gold mine projects in Shandong province of the PRC. These potential targets are mostly run with low productivity because of inadequate funds and primitive technologies. We plan to re-engineer and redevelop these gold mines through the transfer of advanced exploration and mining technologies, capital injection and effective management.

These advanced exploration and mining technologies include mining data collection and analysis, identification of ore locations and running trends of veins, design of exploration and mining plans, on-site mine construction planning, formulation and customization of mining methodologies, introduction of modern exploration and mining technologies, supervision of subcontracting staff and provision of technical supports in relation to production management, mine ventilation, water discharge, system upgrade, quality assurance, safety control, etc. The underground mining works, like digging tunnels and wells and the underground transport of ore extracts will all be outsourced to third party subcontractors.

Our business model includes sourcing of early stage gold mines with good profit potential, conducting feasibility studies to identify suitable projects, leasing the suitable mining sites and facilities, and managing the mining operations on these selected sites, with the goal of acquiring the mine if the operations prove to be satisfactory, based on the review criteria set by our experienced management.  In addition, we provide consulting services in areas related to mine exploration and analysis to our clients.

Revenues are derived from the sales of gold concentrates, the principal raw material used in gold smelting operation to produce gold. All mining operations are outsourced to independent third contractors and we only take possession of the gold concentrates when they are sold to smelters. At that time, the selling prices are determined from two factors, the amount of gold in the gold concentrates and the price of gold on the date of sale.  The amount of gold in the gold concentrates is determined and agreed  between the Company and the smelters and then the selling price is determined according to the official gold price at the time of sale as indicated by the Shanghai Gold Exchange (http://www.sge.sh), an entity governed by the PRC Government.

On the consulting side, revenues are derived on a project-by-project basis and payment is collected as we complete our services,as outlined in the scope of each individual project.

We target to grow proactively through continual sourcing of existing gold mines in the PRC and managing them. These projects will be executed by BSL and its subsidiaries, VIEs or related companies in China. Cunli Ji Gold Mine was the first project commenced in May 2009. To ensure all mines are legally and properly operated, all target gold mines are required to have full sets of government-approved licenses before effecting commencement of any business operations.

There is a limited supply of desirable gold mines in the PRC and we face strong competition for gold mining rights from other gold mining companies, most of which have greater financial resources than we have, so we may not be able to acquire any attractive gold mining rights we find on acceptable terms.

Mining rights are amortized based on actual units of production over estimated proven and/ or probable reserves of the mines, subject to impairment. We intend to carefully review the production plans and the reserve levels of our mines periodically. Accordingly, any material change in mining production or modification of reserve levels may have a negative impact on our operating results.

We currently rely on only one subcontractor for all of our mining operations in the PRC - Jinhai Mine Underground Engineering Ltd. (Jinhai), which means our operations are affected by their performance and whose activities are substantially outside of our control. If Jinhai fail sto achieve the conditions set forth in our Construction Project Agreement with them, e.g. monthly extraction volumes, gold concentrate processing volumes, etc., or they otherwise fail to perform their obligations to us, we may be forced to terminate their services, which would cause delays in our mineral production, require that we identify and engage one or more other third-party contractors to do the work Jinhai was doing, all of which would adversely affect our operating results.

Our mining operations are subject to a number of risks and hazards typical in the mining industry, including:

· environmental hazards;
· industrial accidents;
· unusual or unexpected geologic formations;
· explosive rock failures; and
· flooding and periodic interruptions due to inclement or hazardous weather conditions.

Any such risks could result in:

· damage to or destruction of mineral properties or production facilities;
· personal injury or death;
· environmental damage;
· delays in mining;
· monetary losses; and
· legal liability.

In addition, during the course of mining activities, we use dangerous materials. We have established stringent rules relating to the storage, handling and use of such dangerous materials, however, accidents could still occur. Should we be held liable for any such accident, we may be subject to penalties, and possible criminal proceedings may be brought against our Company, BSL, its subsidiaries and/or VIEs or any of the employees.

We emphasize environmental protection in our operations and related activities, and a significant financial commitment has been made towards the construction of environmental protection facilities and the establishment of a sound environmental protection management and monitoring system. We are currently in compliance with applicable environmental regulations of the PRC government, but any changes to these regulations may increase  our operating costs, which could adversely affect our results of operations.

We are also subject to numerous PRC rules and regulations governing the mining industry, which are disclosed in detail in the Description of Business section of this prospectus. Our inability to comply with any of these current or future rules and/or regulations could severely impact our operations and financial condition.

In addition, we provide mining management consulting services to third party clients as an additional source of revenue. We only provide mining consulting services to mine owners. We do not own, rent or participate in the mine operations of these clients. Instead, we utilize the described expertise of our management team to help clients assess their mine conditions and provide technical advice, guidance and suggestions to further improve management and operations of their mines, based on our management's experience.

Current Operations

In May 2009, we commenced our first project, the Cunli Ji Mine, located in Shandong, China.

On May 4, 2009, the Company, through BSL and its VIE, XinGuan, entered into a Master Agreement, an Operating Lease agreement and an Acquisition Agreement with Penglai City Gold Mining Holding Co. Ltd. The Master Agreement sets out the general terms of the Operating Lease agreement and the Acquisition Agreement. Pursuant to the Operating Lease Agreement, XinGuan agreed to pay a monthly rent of $14,641 (RMB 100,000) for the right to lease and manage the gold mine for a term of 20 months, with a rental deposit of $2,925,174 (equivalent to RMB 20 million). Pursuant to the terms of the Acquisition Agreement, XinGuan agreed to acquire the gold mine for a purchase consideration of $5,089,803 if the following conditions are satisfied upon the expiry of the operating lease  agreement: 1) average daily ore production from the CunliJi Mine has reached 80 tons ore more for the year 2010,  and 2) the mine has obtained ISO (or equivalent) certification on or before January 3, 2011. Upon successful closing of the acquisition, the aforesaid rental deposit would become part of the purchase consideration. If the mining operations do not meet the above production levels, the rental deposit will be refunded in full to XinGuan.

On June 18, 2010, XinGuan paid an additional amount of $1,187,272 to Penglai City Gold Mining Holding Co. Ltd as an additional rental deposit, with the same terms stated in the acquisition agreement, such additional deposit would became part of the purchase consideration upon successful closing of the acquisition.

The production level, in units of daily tonnage of raw mineral rocks extracted, averaged 35.25 tons/day during the first quarter of 2010 and 46.20 tons/day during the second quarter of 2010.

We have been deriving revenue since the commencement of Cunli Ji Mine. Currently we derive our revenue from the sales of non-refined gold concentrates produced from Cunli Ji Mine and our expenses are mainly the leasing fee, the direct costs associated with the operation and overhead expenses such as staff salaries and other general administrative expenses. Management believes that the revenue generated from the Cunli Ji Mine, plus our cash reserves, the proceeds of this offering and the continuing financial support of our principals and stockholders will allow us to continue our current operations and implement our proposed business operations without requiring any additional funding in the next twelve months.  Management does not intend to use any of the proceeds from this offering on the operation of the Cunli Ji Mine.

Results of Operations

We do not believe there have been any recent trends in production, sales,  inventory, or the state of the costs or selling prices of our products since the last financial year ending 2009, nor any known trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net sales or revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

The following table set forth key components of our results of operations for the six months ended June 30, 2010 compared to the six months ended June 30, 2009. All numbers referenced are in U.S. Dollars:

For Six Months Ended June 30, 2010 Compared to the Six Months Ended June 30, 2009:

	6 months ended June 30
				Increase	% Increase
	2010	2009		(Decrease)	% (Decrease)
Revenues
Product sales	$2,044,187	$-		$2,044,187	100.00%
Service income	690,097	-		690,097	100.00%
Total revenues, net	2,734,284	-

Costs of Revenues	(899,910)	-		899,910	100.00%

Gross Profit	1,834,374	-

Administrative Expenses	(638,665)	(401,665)		237,000	59.00%

Income (Loss) From Operations	1,195,709	(401,665)

Other Income:
Interest Income	1,000	986		14	101.42%

Income (Loss) Before Income Tax	1,196,709	(400,679)

Income Tax Expenses	(379,608)	-		379,608	100.00%

NET INCOME (LOSS)	$817,101	$(400,679)	$

Other Comprehensive Income
Foreign Currency Translation
Adjustment	6,880	7,943		(1,063)	(13.38%)

COMPREHENSIVE INCOME (LOSS)	$823,981	$(392,736)	$

Net income (loss) per share - Basic and diluted	$0.01	$(0.00)

Weighted average common stock outstanding - Basic and diluted	1,000,000	1,000,000

Net Revenues

We commenced gold mining activity in May 2009 and began selling of gold concentrate in July 2009. Gold concentrate is mainly sold to smelting plants in the Shandong Province, PRC. Apart from the selling of gold concentrate, we also provide mining consulting and technical services through our own experts.

Revenue for the six months ended June 30, 2010 and 2009 comprised the following:

	6 months ended		6 months ended
	June 30, 2010%		June 30, 2009%
Revenues
Product sales	$2,044,187	74.76	$-	-
Service income	690,097	25.24	-	-
	$2,734,284	100.00	$-	-

Cost of Revenue
Product sales	$853,531	94.85	$-	-
Service income	46,379	5.15	-	-
	$899,910	100.00	$-	-

Gross Profit
Product sales	$1,190,656	64.91	$-	-
Service income	643,718	35.09	$-	-
	1,834,374	100.00

Gross Profit (Total)	$1,834,374	N/A	$-	N/A

Gross Profit margin
Product sales	58.25%	N/A	-	N/A
Service income	93.28%	N/A	-	N/A

Net revenue for the six months ended June 30, 2010 was $2.73 million, of which approximately $2.04 million was the sales of gold concentrate, which accounted for 74.76% of the total revenue. Service income amounted to $0.69 million, which accounted for 25.24% of the total revenue.

Cost of Revenue

Cost of revenue for the six months ended June 30, 2010 was $0.90 million and consisted primarily of direct materials, direct labor, sub-contracting mining fee, extracting fees, mine rental expenses and other operating overhead, which were primarily attributable to the sales of gold concentrates. Shipping and handling costs associated with the distribution of our products were borne by the customers.

Gross Profit

Our gross profit margin for the six months ended June 30, 2010 were 58.25% and 93.28% for the sales of gold concentrate and provision of service income, respectively.

General and Administrative Expenses

General and administrative expenses for the six months ended June 30, 2010 comprised mainly of salaries and staff welfare expenses, legal and professional fees, entertainment expenses, traveling and hotel accommodation expenses and office expenses. General and administrative expenses in 2010 increased significantly by 59% and was mainly attributable to the increase in salary and welfare expenses,  office expenes and entertainment expenses.

Other Income

Other income for the six months ended June 30, 2010 was $1,000, representing a moderate increase of 1.42% over the same period in year 2009. The increase was attributable to an increase in bank interest income.
Income Tax Expenses

Income tax expense amounted to $0.38 million for the six months ended June 30, 2010  and was primarily attributable to the commencement of mining activity in the PRC in May 2009 and the provision of service income generated by GWIL and JinGuan.

Through our operating company in the PRC, BSL, we have subsidiaries and VIEs that operate in various countries: United States, British Virgin Islands, Hong Kong and the People’s Republic of China that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

We are incorporated in the State of Nevada and are subject to the tax laws of the United States of America. Since no income is derived in the US, we believe that we are not subject to US taxes.

British Virgin Islands

Under the current BVI law, BSL is not subject to tax on its income or profits. In addition, dividends and capital gains from our investments in the BVI are not subject to income taxes and no withholding tax is imposed on payments of dividends to the Company. For the six months ended June 30, 2010 and 2009, BSL generated operating income of $59,060 and $0, respectively.

Hong Kong

GWIL is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on assessable income. For the six months ended June 30, 2010 and 2009, GWIL generated operating income of $136,874 and $0, respectively.

The PRC

We have generated all of our income through BSL and its subsidiaries and VIEs operating in the PRC for the six months ended June 30, 2010 and 2009.  Effective from January 1, 2008, all entities in the PRC are subject to the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”) at a unified income tax rate of 25%.

Net (Income) Loss

Net loss increased to $0.82 million for the six months ended June 30, 2010 and the increase was attributable to the commencement of gold mining activity and the selling of gold concentrate since May 2009, together with provision of service income from mining consulting and technical services that are not an element of an arrangement for the sale of products.

For Year Ended December 31, 2009 Compared to the Year Ended December 31, 2008

	Year Ended December 31, 2009	Period from December 1, 2008 (Inception) through December 31, 2008	Change in %
Revenues	$1,142,818	$-	100%
Costs of Revenues	(915,775)	-	100%
Gross Profit	227,043	-	100%
Administrative Expenses	(878,169)	(4,341)	2,0129.65%
Income (Loss) From Operations	(651,126,)	(4,341)	14,899.45%
Other Income and (Expenses)	1,697	232	631.47%
Loss Before Income Tax	(649,429)	(4,109)	15,705.04%
Income Tax Expenses	(28,513)	-	100%
Net Loss	$(677,942)	$(4,109)	16,398.95%

Other Comprehensive Income (Loss):
Foreign Currency Translation Adjustment	10,308	(1,019)	(1,111.58%)
Comprehensive Loss	$(667,634)	$(5,128)	12,919.38%

Net Revenue

We commenced gold mining activities in May 2009 and sales of gold concentrate in July 2009. Gold concentrate is mainly sold to smelting plants in the Shandong Province, PRC. Net revenue for the year ended December 31, 2009 was $1.14 million, of which approximately $0.92 million was sold to Shandong Humon Smelting Gold Co., Ltd., an unrelated third party, and approximately $0.22 million was sold to Shandong Guo Dai Co., Ltd., an unrelated third party.

Cost of Revenue

Cost of revenue for the year ended December 31, 2009 amounted to $0.92 million and consisted primarily of direct materials, direct labor, subcontracting mining fees, extracting fees and other operating overhead, which were primarily attributable to the sales of gold concentrate. Shipping and handling costs, associated with the distribution of finished products were borne by the customers.

Gross Profit

Our gross profit for the year ended December 31, 2009 was $0.23 million, with a gross profit margin of 19.87%. Our management believes that the gross profit margin will improve in the future due to an improvement in technology and operational efficiency.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2009 were mainly comprised of salaries and staff welfare expenses, legal and professional fees, entertainment expenses, traveling and hotel accommodation expenses and office expenses. General and administrative expenses increased significantly to $878,169 in 2009, representing an increase of 20,129.65% over the same period in 2008. The substantial increase was due to the fact that we did not commence any gold mining activity during the same period ended December 31, 2008 that resulted in a small amount of general administrative expenses.

Other Income

Other income for the year ended December 31, 2009 was $1,697, representing an increase of 631.47% over the same period in 2008.  The increase was primarily attributable to the increase in bank interest income.

Income Tax Expenses

Income tax expense increased to $0.03 million for the year ended December 31, 2009 and the increase was primarily attributable to the commencement of mining activity in July 2009.

Net Loss

Net loss increased to $0.68 million in the year ended December 31, 2009 which was attributable to the commencement of gold mining activity and the sales of gold concentrate since July 2009.

Liquidity and Capital Resources

Our primary liquidity needs are to fund operational expenses, capital expenditures and potential acquisition of gold mining properties in the Shandong province. To date, we have financed our working capital requirements and capital expenditures through internally generated cash and capital contribution from our existing shareholders.

As of June 30, 2010, our current assets were $1,888,232 and our current liabilities were $4,810,518. Cash and cash equivalents totaled $1,810,169 as of June 30, 2010.   Stockholders’ equity at June 30, 2010 was $1,637,927.

Net cash used in operating activities was $14,441 for the six months ended June 30, 2010 as compared to net cash used in operating activities of $3,241,769 for the six months ended June 30, 2010. Net cash used in operating activities decreased by $3,227,328 was primarily due to the increase in net income, depreciation, accounts receivable and income tax payable, together with the decrease in rental deposit.

Net cash used in investing activities amounted to $172,799 for the six months ended June 30, 2010 as compared to net cash used in investing activities of $68, 016 for the six months ended June 30, 2010. Net cash used in investing activities increased by $104,783 primarily due to the increase  in the purchases of plant and equipment and payments on construction in progress.

Net cash provided by financing activities amounted to $1,394,606,for the six months ended June 30, 2010 as compared to net cash provided by financing activities of $3,463,614 for the six months ended June 30, 2009. Net cash provided by financing activities decreased by $2,069,008 primarily due to the decrease  in capital contributions from stockholders and proceeds from loans payable.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, financings or other relationships.

Leased Mine Rental Deposit

On May 4, 2009, the Company, through its VIE, XinGuan, entered into a Master Agreement, an Operating Lease Agreement and an Acquisition Agreement with Penglai City Gold Mining Holding Co. Ltd., an unrelated third party. The Master Agreement sets out the general terms of the Pperating Lease Agreement and the Acquisition Agreement. Pursuant to the Operating Lease Agreement, XinGuan agreed to pay a monthly rent of $14,641 (RMB 100,000) for the right to lease and manage the gold mine for a term of 20 months with a rental deposit of $2,925,174 (equivalent to RMB 20 million). Pursuant to the Acquisition Agreement, XinGuan agreed to acquire the gold mine for a purchase consideration of $5,089,803 if the following conditions are satisfied upon the expiration of the Operating Lease Agreement: 1) the satisfaction of certain level of the monthly production capacity and 2) the production management of the mine reaches ISO (or equivalent) standard. Upon successful closing of the acquisition, the aforesaid rental deposit would become part of the purchase consideration. If the conditions are not met and the acquisition does not close, the deposit will be refunded in full.

On June 18, 2010, XinGuan paid an additional amount of $1,187,272 to Penglai City Gold Mining Holding Co. Ltd as an additional rental deposit, same as the aforesaid terms as have stated in the acquisition agreement, such additional deposit would became part of the purchase consideration upon successful closing of the acquisition. This deposit paid is also refundable.

Amount Due from a Related Party

During the year ended December 31, 2009, we advanced a total of $102,381 to Lv Jinfeng, an officer and director of our Company, and a director of SSIC, a VIE of BSL, our wholly-owned operating subsidiary in the PRC. The largest aggregate amount of principal outstanding during the period was $102,381. The temporary advances were unsecured, interest-free and repayable within twelve months. The balance was repaid in full in April 2010 and there are no amounts due from any related parties as of the date of this Prospectus.

Amount Due to a Related Party

As of the date of this Prospectus, we owe a total of $150,856 to Mr. Feize Zhang, an officer and director of our Company, for temporary advances he has made to us since inception, which we have used in the general course of business. The largest aggregate amount of principal outstanding during the period was $150,856. The amount due to Mr. Zhang is unsecured and interest-free with no fixed term for repayment. The amount due to Mr. Zhang increased significantly from $29,252 at December 31, 2009 to $150,856 at June 30, 2010 and the date of this Prospectus, mainly due to advances Mr. Zhang is making to us to cover expenses associated with the preparation and filing of our initial registration of securities and this offering, with the majority being attributed to auditor fees and travel expenses.

China Contribution Plan

Under the PRC Law, full-time employees of subsidiaries in the PRC are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions made for such employee benefits were $19,663 and $0 for the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008, respectively.

Statutory Reserve

Under the PRC Law, the Company, BSL and its subsidiaries and variable interest entities in the PRC are required to make appropriation to the statutory reserve based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory reserve should be at least 10% of the after-tax net income until the reserve is equal to 50% of the registered capital. The statutory reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

For the period from inception to June 30, 2010, we contributed $8,554 to statutory reserves.

Commitments and Contingencies

We are committed to rental payments under two non-cancelable rental contracts. The rental contract for the headquarters office in Futian District, Shenzhen, China, signed by Shenzhen Shouguan Investment Co., Ltd., (SSIC), a VIE of BSL, for a total of $41,574 per year ($3,480/month) until March 1, 2011, and the rental contract for the branch office in the City of Yantai, ShanDong, China, executed by Yantai JinGuan Investment Ltd., JinGuan (JinGuan), a VIE of BSL, in the total amount of $23,076 per year ($1,923/month) until February 28, 2011.

We are also committed to payments under the Operating Lease Agreement for operating rights to the Cunli Ji Gold Mine. The Company, through XinGuan, a VIE of BSL, is committed to a monthly rental payment of $14,641  ($175,692/year) until January 3, 2011.

As of June 30, 2010, we had a total of $131,476 in future minimum rental payments due under the non-cancelable rental contracts and Operating Lease Agreement in the next twelve months.

Critical Accounting Policies and Estimates

The discussion and analysis of the Company’s results of operations and liquidity and capital resources are based on our audited consolidated financial statements for the years ended December 31, 2009 and 2008, which have been prepared in accordance with U.S. GAAP. In connection with the preparation of consolidated financial statements, we are required to make assumptions and estimates about future events, and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses, and the related disclosures. The assumptions, estimates and judgments included within these estimates are based on historical experience, current trends and other factors we believe to be relevant at the time the consolidated financial statements were prepared. On a regular basis, the accounting policies, assumptions, estimates and judgments are reviewed to ensure that the consolidated financial statements are presented fairly and in accordance with U.S. GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the assumptions and estimates, and such differences could be material.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions are used for, but are not limited to: (1) inventory costs and reserves; (2) asset impairments (3) and depreciable lives of assets. Future events and their effects cannot be predicted with certainty, and accordingly, accounting estimates require the exercise of judgment. The accounting estimates used in the preparation of the consolidated financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. We evaluate and update these assumptions and estimates on an ongoing basis and may employ outside experts to assist us with these evaluations. Actual results could differ from the estimates that have been used.

Significant accounting policies are discussed in Note 3, Summary of Significant Accounting Policies, to the accompanying audited consolidated financial statements. We believe the following accounting policies are the most critical to aid in fully understanding and evaluating our reported financial results, as they require management to make difficult, subjective or complex judgments, and to make estimates about the effect of matters that are inherently uncertain.

Basis of Consolidation

The audited consolidated financial statements include the financial statements of the Company, BSL and its subsidiaries and VIEs. All inter-company balances and transactions between the Company, BSL and its subsidiaries and VIEs were eliminated upon consolidation.  We adopted the Accounting Standards Codification (“ASC”) Topic 810-10-5-8, “Variable Interest Entities”. ASC Topic 810-10-5-8 requires a variable interest entity or VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIEs or is entitled to receive a majority of the VIEs’ residual returns.

Variable Interest Entities (VIEs)

The Company, through BSL's subsidiary, SBCL, entered into a series of agreements (“VIE agreements”) with SSIC, JinGuan and XinGuan, and the individual owners of SSIC, JinGuan and XinGuan, and details of the VIE agreements are as follows:

1.
Exclusive Technical Service and Business Consulting Agreement, signed on May 15, 2010 - SBCL has the exclusive right to provide to SSIC, JinGuan and XinGuan consulting services, including operational management, human resources management, research and development of the technologies related to the operations of SSIC, JinGuan and XinGuan.  SSIC, JinGuan and XinGuan pays to SBCL annually consulting service fees in an amount equal to all of their revenue for such year. These agreements run for a 10-year term and are subject to automatic renewal for an additional 10 years, provided that no objection is made by both parties on the renewal.

2.	Exclusive Option Agreement - SBCL has the option to purchase all assets and ownership of SSIC, JinGuan and XinGuan at any time.

3.
Equity Pledge Agreement, signed on May 15, 2010, - SSIC, JinGuan and XinGuan agree to pledge their legal interest to SBCL as a security for the obligations under the Exclusive Technical Service and Business Consulting Agreement.

4.	Proxy Agreement - SSIC, JinGuan and XinGuan irrevocably grant and entrust SBCL the right to exercise its voting and other stockholder rights.

5.	Operating Agreement, signed on May 15, 2010 - SBCL agrees to participate in the operations of SSIC, JinGuan and XinGuan.

With the above agreements, SBCL demonstrates its ability to control SSIC, JinGuan and XinGuan as the primary beneficiary and the operating results of the VIEs are included in the consolidated financial statements for the six months ended June 30, 2010, the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008.

Impairment of Long-lived Assets

All long-lived assets such as property, plant and equipment held and used by the Company reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. Future cash flows are based on estimated quantities of gold and other recoverable metals, expected price of gold and other commodity (considering current and historical prices, price trends and related factors), production levels and cash costs of production, capital and reclamation costs, all based on detailed engineering life-of-mine plans. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Numerous factors including, but not limited to, such things as unexpected grade changes, gold recovery problems, shortages of equipment and consumables, equipment failures, and collapse of pit walls, could impact our ability to achieve forecasted production schedules from proven and probable reserves. Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions used in the cash flow models used to assess impairment. The ability to achieve the estimated quantities of recoverable minerals from exploration stage mineral interests involves further risks in addition to those factors applicable to mineral interests where proven and probable reserves have been identified, due to the lower level of confidence that the identified mineralized material can ultimately be mined economically.

Revenue Recognition

We recognize revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

We derive revenues from the sales of non-refined gold concentrate, whereas it usually takes 6 days for the production from non-refined gold concentrate to gold bullion. We generally recognize revenues, net of value-added taxes ("VAT") at the time the gold bullion is produced and delivered to the customers, smelters and/or refineries.

We are generally subject to VAT which is levied on the majority of the products at the standard rate of 17% on the invoiced value of sales.; however, our VIE, PXIL has been granted preferential tax treatment under the Chinese tax law of the “Notice from Ministry of Finance and State Tax Bureau in Relation to Exemption of Value Added Tax on Gold Production” and “Notice regarding issues on Tax Policy on Gold Transaction”, whereas gold produced and sold by gold mining and smelting enterprises are exempted from VAT.

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees at this time.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Feize Zhang Room 3207, New World Center, 6009 Yitian Road, Futian District, Shenzhen, PR China	42	Chairman, Chief Executive Officer

Jingfeng Lv Room 501-505, Lantian International Building, 59 Changjiang Road, Development District, Yantai, PR China	51	Chief Technical Officer

Ming Cheung Room 3207, New World Center, 6009 Yitian Road, Futian District, Shenzhen, PR China	41	Chief Financial Officer and Corporate Secretary

The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. Mr. Ming Cheung and Mr. Feize Zhang are also the Board of Directors of the company.  Mr. Zhang is the Chairman of the Board. These officers and directors are the only officers, directors and promoters of our Company.

Background Information about Our Officers and Directors

Our management team, which includes our officers and directors, as well as sophisticated mining experts, have extensive mining industry experience and excellent working relationships with government departments, regulatory bodies, engineering and construction groups and suppliers across China. We also have a team of senior engineers specialized in geology, mining resources, mining and refinery.

Mr. Feize Zhang - Chairman and Chief Executive Officer

Feize Zhang has been the CEO and a Director of the Company since inception on May 4, 2010.  On December 1, 2008, Mr. Zhang co-founded Shenzhen Shouguan Investment Ltd. (SSIC) with Jinfeng Lv, an officer of the Company. SSIC is a VIE of BSL, the Company's wholly-owned subsidiary in the PRC. From December 2000 to June 2008, he was the CEO of CG Network Technology limited, a privately-held company engaged in the business of systems integration in Shenzhen, PRC, in which he was responsible for the strategic planning and overall management of the company.  Mr. Zhang graduated from Central China Technology University with a Bachelor Degree in Mechanical and Electrical Technology in 2000 and is now an EMBA candidate of Tsinghua University. Mr. Zhang devotes full time to the business of our Company.

Mr. Jingfeng Lv - Chief Technical Officer

Jinfeng Lv has been the Chief Technical Officer of the Company since inception on May 4, 2010. On December  1, 2008, he co-founded Shenzhen Shouguan Investment Co., Ltd  (SSIC) with Feize Zhang, an officer and director of the Company. SSIC is a VIE of BSL, the Company's wholly-owned subsidiary in the PRC.  Mr. Lv is a senior mining engineer with over 30 years of mining industry experience. Since 1976, Mr. Lv has been involved in numerous large-scale mine exploration and research projects in Shandong, China. He is a senior member of various mining-related associations in China including Chinese Gold Society, Chinese Rock Mechanics and Engineering Society, Chinese Society for Geodesy, Photogrammetry and Cartography. He is the Chief Engineer of Yantai JinGuan Investment Ltd, a committee member of the technical committee of Shandong Gold Society. Over the past years, Mr. Lv has published over 30 theses in academic periodicals and conferences in China, and received 6 awards in scientific achievements.  From September 2005 to September 2008, he was Senior Engineer at Yantai Xinwan Mining Technology Co., Limited, responsible for mineral research and technical work on various mining projects. From December 1993 to August 2005, he was a Senior Engineer at the Yantai Gold Corporation in Yantai, China, a state-owned company, in which he  was responsible for mineral research and technical work in the central and eastern parts of Shandong Province in the PRC. Mr. Lv graduated from China Northeastern University with a Bachelor Degree in Engineering Management in 1987.  Mr. Lv devotes full time to the business of our Company.

Mr. Ming Cheung - Chief Financial Officer

Ming Cheung has been the Chief Financial Officer and a Diretor of the Company since inception on May 4, 2010. Mr. Cheung is a self-employed certified public accountant  both in the Hong Kong Special Administrative Region and in the United Kingdom. Mr. Cheung has experience in corporate accounting and is familiar with accounting standards in various jurisdictions such as USGAAP, PRCGAAP and IAS. From December 2007 to August 2009, he was the Financial Controller of Assets Spring Investments Limited, a privately-held company engaged in the consulting business in Hong Kong. As Financial Controller, he led and supervised the company's PRC accounting team in all financial and accounting matters. In addition, he was responsible for providing analytical, budgetary and financial planning/management reporting to the CEO to establish and implement effective internal control policies and procedures. From June 2004 to November 2007, Mr. Cheung was Associate Director of Characters Capital International Limited, a privately-held company located in Hong Kong and engaged in the business of corporate finance. Mr. Cheung was responsible for corporate finance projects including reverse takeovers, financial advisor on mergers and acquisitions and raising capital, and engaged in developing and assessing potential new business and maintaining client relationships. Mr. Cheung graduated from the City University of Hong Kong with a Master Degree in Accounting in 2001 and from the Chinese University of Hong Kong with a Master Degree in Law in 2008. He is a fellow member of the Hong Kong Institute of Certified Public Accountants and is an ordinary member of the Hong Kong Securities Institute. Mr. Cheung devotes 50% of his time to the business of our Company.

Key Employees

We have one key employee, Mr. Wenge Liu, age 45, who is the Senior Engineer of our Companyand is responsible for the supervision and planning of day-to-day mining operations.  Mr. Liu has over 20 years of mining operations experience in the Penglai area of the PRC, giving him working knowledge in mining procedures and methodologies in the region in which we operate.  From August 2003 to May 2009, he was a Mining Supervisor for Penglai Gold Mining Holding Co. Limited, located in Yantai, PRC, where he was responsible for the supervision and day-to-day planning of all mining technical work. Mr. Liu graduated from the Xian Smelting Technology University with a Bachelor Degree in Mining and Extraction in 1989. He devotes full time to the business of our Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

Board Committees; Corporate Governance

The Board of Directors acts as the Audit Committee and the Board has no separate committees. We do not currently have an audit committee. We expect our Board of Directors to appoint an audit committee, a nominating committee and a compensation committee and to adopt charters relative to each such committee in the near future. We intend to appoint such persons to committees of the Board of Directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a national securities exchange.

Auditors; Code of Ethics; Financial Expert

We have adopted a Code of Ethics; however, we do not currently have an audit committee financial expert.  However, our Chief Financial Officer qualifies as an audit committee financial expert.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Feize Zhang CEO and Chairman (1) Ming Cheung (2) CFO Jingfeng Lv CTO (3)	2009 2010 2009 2010 2009 2010	$8,420 $4,214 $ 0 $3,861 $6,286 $4,477	- - -	- - -	- - -	- - -	- - -	- - -	- - -

(1)  Mr. Zhang's salary if RMB4,800 per month ($701.70US) resulting in $8,420 for 2009 and $4,214 for the first half year of 2010.

(2)  Mr. Cheung's salary is HKD5,000 per month ($643.50US) resulting in $3,861 for the first half year of 2010; he did not receive a salary in 2009.

(3)  Mr. Lv's salary is RMB 4,300 per month ($628.60US) starting March 1, 2009, resulting in $6,286 for 2009 and RMB 5,100 per month ($745.60US) starting January 1, 2010, resulting in $4,477 for the first half year of 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Feize Zhang	-	-	-	-	-	-	-	-	-
Ming Cheung	-	-	-	-	-	-	-	-	-
Jingfeng Lv	-	-	-	-	-	-	-	-	-

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Feize Zhang	-	-	-	-	-	-	-
Ming Cheung	-	-	-	-	-	-	-
	-	-	-	-	-	-	-

Option Grants.

There have been no individual grants of stock options to purchase our common stock made to any of the executive officer named in the Summary Compensation Tables.

Aggregated Option Exercises and Fiscal Year-End Option Value.

There have been no stock options exercised by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards.

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. To date, no amounts have been paid to, or accrued to, our directors in such capacity.

Director Independence

Our securities are not currently traded on any public exchange and as such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent. We are not currently subject to corporate governance standards defining the independence of our directors, and we have chosen to define an “independent” director in accordance with the NASDAQ Global Market’s requirements for independent directors.

Under the NASDAQ rules, we have determined that as employees of our Company, none of our current directors qualify as an independent director.

Employment Agreements

We do not have any employment agreements in place with our officers and directors.

Certain Relationships and Related Transactions

We will present all possible transactions between us and our officers, directors or 5% shareholders, and our affiliates to the Board of Directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

Conflicts of Interest

We do not currently have any conflicts of interest by or among our current officers, directors, key employees or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information and Security Ownership Table set forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee.  The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

			Percentage of Ownership
	No. of Shares	No. of Shares	Before	After
Name and Address of Beneficial Owner	Before Offering	After Offering	Offering	Offering

Feize Zhang Room 3207, New World Center, 6009 Yitian Road, Futian District, Shenzhen, PR China	27,510,000	27,510,000	27.51%	27.24%

Jingfeng Lv Room 501-505, Lantian International Building, 59 Changjiang Road, Development District, Yantai, PR China	6,000,000	6,000,000	6.00%	5.94%

Ming Cheung Room 3207, New World Center, 6009 Yitian Road, Futian District, Shenzhen, PR China	1,220,000	1,220,000	1.22%	1.21%

Glory Knight International Limited (1) 4C, BLK 32, Parc Versailles, Tai Po, New Territories, Hong Kong	12,000,000	12,000,000	12.00%	11.88%

Man Peng	5,628,000	5,628,000	5.63%	5.57%

All Officers and Directors as a Group	34,730,000	34,730,000	34.73%	34.39%

(1)
Glory Knight International Limited is a limited partnership formed in the British Virgin Islands and is an unrelated third party, which purchased its shares in a private placement of our securities. Glory Knight is wholly owned by Mr. Poon-ho Chik, 4C, Blk 32, Parc Versailles, Tai Po, New Territories, Hong Kong. The shares were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to unrelated parties of the registrant and bear a restrictive legend.

Future Sales by Existing Stockholders

A total of 100,000,000 shares have been issued to the existing stockholders, and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

The Nevada Business Corporation Act provides that a Nevada corporation may include in its articles of incorporation a provision for indemnifying officers, directors, employees and agents against expenses, including attorney's fees, judgment, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the suit, action or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable basis to conclude that his or her conduct was unlawful. A Nevada corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by reason of the fact that such person was an officer, director, employee or agent of the corporation if such person acted in good faith and in a manner which he or she believed to be in the best interests of the corporation. The Nevada Business Corporation Act also requires a Nevada corporation to indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.

The registrant's Articles of Incorporation do not contain the provisions permitted by the Nevada Business Corporation Act described in the preceding paragraph, although the registrant intends to indemnify every officer, director, and employee against all liabilities and expenses, except in cases of willful misfeasance or malfeasance in the performance of his duties. The registrant does not maintain any insurance or other contract for the indemnification of the registrant's directors or officers.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports,  such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

(OUTSIDE BACK COVER OF PROSPECTUS)

Dealer Prospectus Delivery Obligation

“Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

FINANCIAL STATEMENTS

CHINA SHOUGUAN MINING CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
China ShouGuan Mining Corporation

We have audited the accompanying consolidated balance sheets of China ShouGuan Mining Corporation and its subsidiaries (“the Company”) as of December 31, 2009 and 2008 and the related consolidated statements of operations and comprehensive income, cash flows and stockholders’ equity for the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008 and the results of operations and cash flows for the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred substantial losses, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ZYCPA Company Limited

ZYCPA Company Limited
Certified Public Accountants

Hong Kong, China
July 2, 2010

9 FLOOR, CHINACHEM HOLLYWOOD CENTRE, 1-13 HOLLYWOOD ROAD, CENTRAL HONG KONG
Phone: (852) 2573 2296    Fax: (852) 2384 2022                                                     http://www.zycpa.us

F-2

CHINA SHOUGUAN MINING CORPORATION
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$598,288	$448,750
Accounts receivable	32,557	-
Amount due from a related party	102,381	-
Deposits and prepayments	42,889	-
Total current assets	776,115	448,750

Non-current assets:
Rental deposit	2,925,174	-
Property, plant and equipment, net	227,948	-
Construction in progress	80,081	-
TOTAL ASSETS	$4,009,318	$448,750

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$224,429	$-
Amount due to a related party	29,252	7,295
Loans payable	2,705,786	-
Income tax payable	28,528	-
Accrued liabilities and other payable	207,377	-

Total liabilities	3,195,372	7,295

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.0001 par value; 300,000,000 shares authorized; 100,000,000 shares issued and outstanding as of December 31, 2009 and 2008	10,000	10,000
Additional paid-in capital	1,476,708	436,583
Statutory reserve	8,554	-
Accumulated other comprehensive income (loss)	9,289	(1,019)
Accumulated deficit	(690,605)	(4,109)

Total stockholders’ equity	813,946	441,455

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,009,318	$448,750

See accompanying notes to consolidated financial statements.

F-3

CHINA SHOUGUAN MINING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND THE PERIOD FROM DECEMBER 1, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Year ended December 31, 2009	Period from December 1, 2008 (Inception) through December 31, 2008

Revenues, net	$1,142,818	$-

Cost of revenue	(915,775)	-

Gross profit	227,043	-

Operating expenses:
General and administrative	(878,169)	(4,341)
Total operating expenses	(878,169)	(4,341)

Loss from operations	(651,126)	(4,341)

Other income :
Interest income	1,697	232

Loss before income taxes	(649,429)	(4,109)

Income tax expense	(28,513)	-

NET LOSS	$(677,942)	$(4,109)

Other comprehensive income (loss):
- Foreign currency translation gain (loss)	10,308	(1,019)

COMPREHENSIVE LOSS	$(667,634)	$(5,128)

Net loss per share – Basic and diluted	$(0.01)	$(0.00)

Weighted average shares outstanding	100,000,000	100,000,000

See accompanying notes to consolidated financial statements.

F-4

CHINA SHOUGUAN MINING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND THE PERIOD FROM DECEMBER 1, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”))

	Year ended December 31, 2009	Period from December 1, 2008 (Inception) through December 31, 2008
Cash flows from operating activities:
Net loss	$(677,942)	$(4,109)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10,790	-
Changes in operating assets and liabilities:
Accounts receivable	(32,539)	-
Deposits and prepayments	(42,866)	-
Rental deposit	(2,923,600)	-
Accounts payable	224,308	-
Income tax payable	28,513	-
Accrued liabilities and other payable	207,414	-

Net cash used in operating activities	(3,205,922)	(4,109)

Cash flows from investing activities:
Purchase of plant and equipment	(238,616)	-
Payments on construction in progress	(80,038)	-

Net cash used in investing activities	(318,654)	-

Cash flows from financing activities:
Proceeds from loans payable	2,704,330	-
Capital contribution from stockholders	1,048,988	445,393
(Repayment to) advances from a related party	(80,399)	7,292

Net cash provided by financing *activities	3,672,919	452,685

Effect of exchange rate changes on cash and cash equivalents	1,195	174

NET CHANGE IN CASH AND CASH EQUIVALENTS	149,538	448,750

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR/PERIOD	448,750	-

CASH AND CASH EQUIVALENTS, END OF YEAR/ PERIOD	$598,288	$448,750

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to consolidated financial statements.

F-5

CHINA SHOUGUAN MINING CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
THE PERIOD FROM DECEMBER 1, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common stock		Additional paid-in capital	Statutory reserve	Accumulated other comprehensive (loss) income	Accumulated deficit	Total stockholders’ equity
	No. of shares	Amount

Balance as of December 1, 2008 (date of inception)	100,000,000	$10,000	$436,583	$-	$-	$-	$446,583

Foreign currency translation adjustment	-	-	-	-	(1,019)	-	(1,019)
Net loss for the period	-	-	-	-	-	(4,109)	(4,109)

Balance as of December 31, 2008	100,000,000	10,000	436,583	-	(1,019)	(4,109)	441,455

Contribution from stockholders	-	-	1,040,125	-	-	-	1,040,125
Appropriation to statutory reserve	-	-	-	8,554	-	(8,554)	-
Foreign currency translation adjustment	-	-	-	-	10,308	-	10,308
Net loss for the year	-	-	-	-	-	(677,942)	(677,942)
Balance as of December 31, 2009	100,000,000	$10,000	$1,476,708	$8,554	$9,289	$(690,605)	$813,946

See accompanying notes to consolidated financial statements.

F-6

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
THE PERIOD FROM DECEMBER 1, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.         ORGANIZATION AND BACKGROUND

Reorganization

China ShouGuan Mining Corporation (“CSMC” or “the Company”) was incorporated in the State of Nevada on May 4, 2010.

On June 23, 2010, the Company entered into a stock exchange transaction with the shareholders of Bei Sheng Limited (“BSL”), whereby the Company issued 100,000,000 shares of common stock in exchange for 100% of the ownership interest in BSL, for the purpose of re-domiciling BSL as a Nevada corporation in the United States. As a result of the share exchange transaction, BSL became a wholly-owned subsidiary of the Company. Unless otherwise indicated, all references to the Company throughout the financial statements include the operations of BSL and its subsidiaries and variable interest entities (“VIE”).

BSL was incorporated in the British Virgin Islands (the “BVI”) on December 17, 2009 as a limited liability company with registered share capital of $50,000, divided into 50,000 common shares of US$1 par value each, for the purpose of holding 100% equity interest in Golden Wide International Limited (“GWIL”).

GWIL was incorporated in the Hong Kong Special Administrative Region (“Hong Kong”) on June 18, 2009 as a limited liability company with authorized share capital of $10,000, divided into 10,000 ordinary shares of $0.13 (equivalent to Hong Kong Dollars (“HK$”) HK$1) par value each. GWIL formed Shoujin Business Consulting (Shenzhen) Limited (“SBCL”) as a wholly foreign-owned enterprise under the laws of the People’s Republic of China (the “PRC”) on April 23, 2010. SBCL has a registered capital of RMB100,000 and is principally engaged in the provision of business consulting service in the PRC.

To satisfy with the investment restrictions in the PRC mining business, the Company, through SBCL entered into and consummated certain contractual arrangements with Shenzhen Shouguan Investment Co., Ltd (“SSIC”), JinGuan and XinGuan on May 15, 2010. As a result of these contractual arrangements, which obligates SBCL to absorb a majority of the risk of loss from the activities of SSIC, JinGuan and XinGuan and enables SBCL to receive a majority of its expected residual returns, the Company accounts for SSIC, JinGuan and XinGuan and its subsidiaries as a variable interest entity (“VIE”) under Accounting Standards Codification (“ASC”) Topic 810-10-5-8, “Variable Interest Entities”. (the “VIE Arrangement”).

Since the Company, BSL, GWIL, SBCL and its VIE arrangement as SSIC, the holding company of JinGuan and XinGuan, was under common control of same ultimate beneficial owners, Mr. Zhang and Mr. Yang, the re-domiciling transaction and VIE arrangement was accounted for as a transfer of entities under common control under the guidance of ASC Topic 805-50-15-6, “Transactions Between Entities Under Common Control”. Hence, the consolidation of all the companies has been accounted for at historical cost and prepared on the basis as if the share exchange transaction had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

The details of the Company’s subsidiaries and VIEs are described below:

Name	Place of incorporation and kind of legal entity	Principal activities and place of operation	Particulars of issued/ registered share capital	Effective interest held

Bei Sheng Limited (“BSL”)	British Virgin Islands, a limited liability company	Investment holding in GWIL and provision of mining technical advice	50,000 issued shares of US$1 each	100%

Golden Wide International Limited (“GWIL”)	Hong Kong, a limited liability company	100%-investment holding in SBCL and provision of mining technical advice	10,000 issued ordinary shares of HK$1 each	100%

Shoujin Business Consulting (Shenzhen) Limited (“SBCL”)	The PRC, a limited liability company	Provision of consulting service in the PRC	RMB100,000	100%

Shenzhen Shouguan Investment Co., Ltd (“SSIC”) #	The PRC, a limited liability company	99%-investment holding in JinGuan	RMB10,180,000	N/A

Yantai JinGuan Investment Limited (“JinGuan”) #	The PRC, a limited liability company	100%-investment holding in XinGuan, provision of mining consulting service	RMB5,000,000	N/A

Penglai XinGuan Investment Limited (“XinGuan”) #	The PRC, a limited liability company	Exploration, drilling, mining and sale of gold products	RMB21,000,000	N/A

#           represents variable interest entity (“VIE”)

The Company and its subsidiaries and VIEs are hereinafter collectively referred to as (“the Company”).

Business background

The Company, through its subsidiaries and VIEs, is principally engaged in the project management of gold mining operations in China. In May 2009, the Company commenced its first project, the Cunli Ji Mine which is located in Shandong Province, PRC.

The Company was founded by a number of professionals and experts in China who specialize in mining technologies, mining resources management and financial and strategic management. The Company focuses on existing gold mine projects in Shandong province of the PRC. These potential targets are mostly run with low productivity because of inadequate funds and primitive technologies. The Company positions to re-engineer and redevelop these gold mines through transfer of advanced exploration and mining technologies, capital injection and effective management. The business model includes sourcing of early stage gold mines with good profit potential, conducting feasibility studies to identify suitable projects, leasing the suitable mining sites and facilities and managing the mining operations on these selected sites, with the goal of acquiring the mine if the operations proved to be satisfactory under the Company’s criteria.

Revenue is generated from the sales of non-refined gold concentrates, which is the principal raw material used in gold smelting operation to produce gold bar or product. The Company dig out chunks of mineral rocks from our mining site and undergoes a series of physical processes, including crushing, screening, grinding and scanning to produce gold concentrates. All the above processes are outsourced to independent third party contractors and the Company does not take possession of the mineral rocks during the whole processes. The Company only takes possession of the gold concentrates when they are sold to smelters and the selling prices are determined from two factors, the amount of gold in the gold concentrates and the price of gold at the date of sales. The amount of gold in the gold concentrates is determined and agreed between the Company and the smelters whereas the selling price is determined according to the official gold price at the time of sales as indicated by the Shanghai Gold Exchange (http://www.sge.sh, an entity governed by the PRC Government).

2.         GOING CONCERN UNCERTAINTIES

These consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

From its inception, the Company suffered from continuous losses with the accumulated deficit of $690,605 as of that date and incurred a negative operating cash flow. The continuation of the Company is dependent upon the continuing financial support of shareholders and generating significant revenue and achieving profitability. The

F-7

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
THE PERIOD FROM DECEMBER 1, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

actions involve certain growing and investment strategies. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations and investment plans.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

3.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amount of assets and liabilities in the balance sheets and revenues and expenses during the year or period reported. Actual results may differ from these estimates.

●	Basis of consolidation

The consolidated financial statements include the financial statements of CSMC, its subsidiaries and VIEs. All inter-company balances and transactions between the Company and its subsidiaries and VIEs have been eliminated upon consolidation.

The Company has adopted the ASC Topic 810-10-5-8, “Variable Interest Entities”. ASC Topic 810-10-5-8 requires a variable interest entity or VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIEs or is entitled to receive a majority of the VIEs’ residual returns.

● Variable interest entity

On May 15, 2010, the Company’s subsidiary, SBCL entered into a series of agreements (“VIE agreements”) amongst SSIC, JinGuan, XinGuan and the individual owners of SSIC, JinGuan and XinGuan and details of the VIE agreements are as follows :

1.
Exclusive Technical Service and Business Consulting Agreement, SBCL has the exclusive right to provide to SSIC, JinGuan and XinGuan consulting services, including operational management, human resources management, research and development of the technologies related to the operations of SSIC, JinGuan and XinGuan.  SSIC, JinGuan and XinGuan pays to SBCL annually consulting service fees in an amount equals to all of their revenue for such year. These agreements run for 10 year terms and are subject to automatic renewal for an additional 10 year term provided that no objection is made by both parties on the renewal.

2.	Exclusive Option Agreement, SBCL has the option to purchase SSIC, JinGuan and XinGuan all assets and ownership at any time.
3.
Equity Pledge Agreement, SSIC, JinGuan and XinGuan agree to pledge their legal interest to SBCL as a security for the obligations under the Exclusive Technical Service and Business Consulting Agreement.

4.	Proxy Agreement, SSIC, JinGuan and XinGuan irrevocably grant and entrust SBCL the right to exercise its voting and other stockholder’s right.
5.	Operating Agreement, SBCL agrees to participate in the operations of SSIC, JinGuan and XinGuan in different aspects.

With the above agreements, SBCL demonstrates its ability to control SSIC, JinGuan and XinGuan as the primary beneficiaries and the operating results of the VIEs was included in the consolidated financial statements for the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008.

●	Cash and cash equivalents

F-8

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
THE PERIOD FROM DECEMBER 1, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. For the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008, no allowance for doubtful accounts was provided.

●	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Plant and machinery	10 years	5%
Motor vehicles	5 years	5%
Office equipment	3-5 years	5%

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Construction in progress

Construction in progress is stated at cost, which includes the costs of self-constructed assets, including mine development assets during the construction phase. Indirect overhead costs are not included in the cost of self-constructed assets. Construction in progress is not depreciated until such time as the assets are completed and put into operational use. No capitalized interest is incurred during the period of construction. Total estimated construction cost of mining development facility is approximately $175,510 and the construction project is expected to be fully completed in October, 2010.

●	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as property, plant and equipment and construction in progress held and used by the Company are annually reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. Future cash flows are based on estimated quantities of gold and other recoverable metals, expected price of gold and other commodity (considering current and historical prices, price trends and related factors), production levels and cash costs of production, capital and reclamation costs, all based on detailed engineering life-of-mine plans. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Numerous factors including, but not limited to, such things as unexpected grade changes, gold recovery problems, shortages of equipment and consumables, equipment failures, and collapse of pit walls, could impact our ability to achieve forecasted production schedules from proven and probable reserves. Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions used in the cash flow models used to assess impairment. The ability to achieve the estimated quantities of

F-9

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
THE PERIOD FROM DECEMBER 1, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

recoverable minerals from exploration stage mineral interests involves further risks in addition to those factors applicable to mineral interests where proven and probable reserves have been identified, due to the lower level of confidence that the identified mineralized material can ultimately be mined economically. There has been no impairment as of December 31, 2009 and 2008.

●	Revenue recognition

In accordance with the ASC Topic 605, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

The Company derives revenues from the sales of non-refined gold concentrate to smelters, whereas the smelter usually takes 6 days for the production from non-refined gold concentrate to gold bullion. The Company generally recognizes its revenues, net of value-added taxes ("VAT") at the time of gold bullion is produced by the smelter and its selling price is determined by the market value of gold bullion quoted by the Shanghai Gold Exchange.

The Company is subject to VAT which is levied on the standard gold products at the standard rate of 17% on the invoiced value of sales. The Company’s VIE, XinGuan is granted with a preferential tax treatment under the Chinese tax law of the “Notice from Ministry of Finance and State Tax Bureau in Relation to Exemption of Value Added Tax on Gold Production” and “Notice regarding issues on Tax Policy on Gold Transaction”, whereas gold produced and sold by gold mining and smelting enterprises are exempted from VAT.

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

●	Cost of revenue

Cost of revenues consists primarily of direct material, direct labor, sub-contracting mining fee, smelting and extracting fee and other operating overhead, which are directly attributable to the sales of gold concentrate. Shipping and handling costs, associated with the distribution of finished products, are borne by the customers.

●	Advertising expense

Advertising costs are expensed as incurred under ASC Topic 720-35, “Advertising Costs”. The Company incurred no advertising expense for the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008, respectively.

●	Resource compensation fees

In accordance with the relevant regulations under the Chinese Law, a company that is engaged in exploiting mineral resources is required to pay a resource tax and resources compensation levy to the local government as the compensation for the depletion of mineral resources. Pursuant to “Provisional Regulations on Resources Tax of the PRC” and “Administrative Rules on the Levy of Mineral Resources Compensation”, the amounts of the resource tax and resources compensation levy are computed on the basis of the sales revenue of mineral products. The Company was required to pay resource compensation fees of $10,180 and $0 for the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008, respectively.

●	Environmental costs

The PRC has adopted extensive environmental laws and regulations that affect the operations of the mining industry. The outcome of environmental liabilities under proposed or future environmental legislation cannot be reasonably estimated at present, and could be material. Under existing legislation, however, the Company management believes that there are no probable liabilities that will have a material adverse effect on the financial position of the Company.

F-10

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
THE PERIOD FROM DECEMBER 1, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statement of stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

The Company adopts the ASC Topic 740, “Income Taxes” regarding accounting for uncertainty in income taxes which prescribes the recognition threshold and measurement attributes for financial statement recognition and measurement of tax positions taken or expected to be taken on a tax return. In addition, the guidance requires the determination of whether the benefits of tax positions will be more likely than not sustained upon audit based upon the technical merits of the tax position. For tax positions that are determined to be more likely than not sustained upon audit, a company recognizes the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement in the financial statements. For tax positions that are not determined to be more likely than not sustained upon audit, a company does not recognize any portion of the benefit in the financial statements. The guidance provides for de-recognition, classification, penalties and interest, accounting in interim periods and disclosure.

For the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2009 and 2008, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts major businesses in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the foreign tax authority.

●	Net income per share

The Company calculates net income per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income per share is computed by dividing the net income by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is United States Dollars ("US$"). The Company's subsidiary in the PRC maintain its books and records in its local currency, Renminbi Yuan ("RMB"), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

F-11

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
THE PERIOD FROM DECEMBER 1, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

Translation of amounts from RMB into US$1 has been made at the following exchange rates for the respective year/period:

	2009	2008
Year-end RMB:US$1 exchange rate	6.8372	6.8542
Annual/period average RMB:US$1 exchange rate	6.8409	6.9622

●	Retirement plan costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expenses in the accompanying consolidated statements of operation as the related employee service is provided.

●	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the year ended December 31, 2009 and for the period from December 1, 2008 (Inception) through December 31, 2008, the Company operates in one reportable operating segment in the PRC.

●	Fair value measurement

ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10") establishes a new framework for measuring fair value and expands related disclosures. Broadly, ASC 820-10 framework requires fair value to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. ASC 820-10 establishes a three-level valuation hierarchy based upon observable and non-observable inputs. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

For financial assets and liabilities, fair value is the price the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

●	Fair value of financial instruments

The carrying value of the Company’s financial instruments include cash and cash equivalents, amounts due from (to) related parties, deposits and prepayments, accounts payable, income tax payable, accrued liabilities and other payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

●	Recent accounting pronouncements

F-12

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
THE PERIOD FROM DECEMBER 1, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In September 2009, Accounting Standards Codification (“ASC”) became the source of authoritative U.S. GAAP recognized by the Financial Accounting Standards Board (“FASB”) for nongovernmental entities, except for certain FASB Statements not yet incorporated into ASC. Rules and interpretive releases of the SEC under federal securities laws are also sources of authoritative U.S. GAAP for registrants. The discussion below includes the applicable ASC reference.

The Company adopted ASC Topic 810-10, “Consolidation” (formerly SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”) effective January 2, 2009. Topic 810-10 changes the manner of presentation and related disclosures for the noncontrolling interest in a subsidiary (formerly referred to as a minority interest) and for the deconsolidation of a subsidiary. The adoption of these sections did not have a material impact on the Company’s consolidated financial statements.

ASC Topic 815-10, “Derivatives and Hedging” (formerly SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”) was adopted by the Company effective January 2, 2009. The guidance under ASC Topic 815-10 changes the manner of presentation and related disclosures of the fair values of derivative instruments and their gains and losses.

In June 2009, the FASB finalized SFAS No. 167, “Amending FASB interpretation No. 46(R)”, which was included in ASC Topic 810-10-05 “Variable Interest Entities”. The provisions of ASC Topic 810-10-05 amend the definition of the primary beneficiary of a variable interest entity and will require the Company to make an assessment each reporting period of its variable interests. The provisions of this pronouncement are effective January 1, 2010. The Company is evaluating the impact of the statement on its consolidated financial statements.

In July 2009, the FASB issued SFAS No. 168, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 168 codified all previously issued accounting pronouncements, eliminating the prior hierarchy of accounting literature, in a single source for authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. SFAS 168, now ASC Topic 105-10 “Generally Accepted Accounting Principles”, is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this pronouncement did not have an effect on the Company’s consolidated financial statements.

In August 2009, the FASB issued an update of ASC Topic 820, “Measuring Liabilities at Fair Value”. The new guidance provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using prescribed techniques. The Company adopted the new guidance in the third quarter of 2009 and it did not materially affect the Company’s financial position and results of operations.

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13, “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (a consensus of the FASB Emerging Issues Task Force)” which amends ASC 605-25, “Revenue Recognition: Multiple-Element Arrangements.” ASU No. 2009-13 addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting and how to allocate consideration to each unit of accounting in the arrangement. This ASU replaces all references to fair value as the measurement criteria with the term selling price and establishes a hierarchy for determining the selling price of a deliverable. ASU No. 2009-13 also eliminates the use of the residual value method for determining the allocation of arrangement consideration. Additionally, ASU No. 2009-13 requires expanded disclosures. This ASU will become effective for us for revenue arrangements entered into or materially modified on or after April 1, 2011. Earlier application is permitted with required transition disclosures based on the period of adoption. The Company is currently evaluating the application date and the impact of this standard on its consolidated financial statements.

In November 2009, the FASB issued ASU 2009-16, “Transfers and Servicing (Topic 860) – Accounting for Transfers of Financial Assets,” which formally codifies FASB Statement No. 166, “Accounting for Transfers of Financial Assets.” ASU 2009-16 is a revision to SFAS No. 140, “Accounting for Transfers and Servicing of

F-13

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
THE PERIOD FROM DECEMBER 1, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

Financial Assets and Extinguishments of Liabilities,” and requires more information about transfers of financial assets, including securitization transactions, and where entities have continuing exposure to the risks related to transfer of financial assets. It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. The provisions are effective January 1, 2010, for a calendar year-end entity, with early application not being permitted. Adoption of these provisions is not expected to have a material impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued an amendment to the fair value measurement and disclosure standard improving disclosures about fair value measurements. This amended guidance requires separate disclosure of significant transfers in and out of Levels 1 and 2 and the reasons for the transfers. The amended guidance also requires that in the Level 3 reconciliation, the information about purchases, sales, issuances and settlements be disclosed separately on a gross basis rather than as one net number. The guidance for the Level 1 and 2 disclosures was adopted on January 1, 2010, and did not have an impact on the consolidated financial position, results of operations or cash flows. The guidance for the activity in Level 3 disclosures is effective January 1, 2011, and will not have an impact on the consolidated financial position, results of operations or cash flows as the amended guidance provides only disclosure requirements.

In February 2010, the FASB issued amended guidance on subsequent events. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and the adoption of these sections did not have a material impact on the Company’s consolidated financial statements.

4.         AMOUNT DUE FROM A RELATED PARTY

As of December 31, 2009 and 2008, amounts due from a related party of $102,381 and $0 represented temporary advances made to Mr. Lv Jingfeng, the director of a subsidiary, SSIC, which was unsecured, interest-free and repayable in the next twelve months. The balance is fully repaid to the Company in April 2010.

5.         DEPOSITS AND PREPAYMENTS

Deposits and prepayments consisted of the following:

	As of December 31,
	2009	2008

Advances to employees	$24,643	$-
Prepaid operating expenses	7,395	-
Rental deposits	7,245	-
Other receivable	3,606	-
	$42,889	$-

6.         RENTAL DEPOSIT

The Company’s first project, the Cunli Ji Gold Mine, began in May 2009 and is operated and managed by the subsidiary, XinGuan. On May 4, 2009, the Company, through its VIE, XinGuan entered into an operating lease agreement with Penglai City Gold Mining Holding Co. Ltd. Pursuant to the operating lease agreement, XinGuan agreed to lease and manage the gold mine for a term of 20 months, with a rental deposit of $2,925,174 (equivalent to RMB 20 million). Also, XinGuan agreed to acquire the gold mine for a purchase consideration of $5,089,803 (equivalent to RMB 34.8 million) under the acquisition agreement if the following conditions are satisfied upon the expiry of the operating lease agreement: 1) the satisfaction of certain level of the monthly production capacity and 2) the production management of the mine reaches ISO (or equivalent) standard. Upon successful closing of the acquisition, the aforesaid rental deposit would become part of the purchase consideration. If the conditions are not met and the acquisition does not close, the deposit will be refunded in full.

F-14

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
THE PERIOD FROM DECEMBER 1, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

7.         PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	As of December 31,
	2009	2008

Plant and machinery	$107,252	$-
Motor vehicles	86,962	-
Office equipment	44,401	-
Foreign translation adjustment	129	-
	238,744	-
Less: accumulated depreciation	(10,790)	-
Less: foreign translation adjustment	(6)	-
Plant and equipment, net	$227,948	$-

Depreciation expense for the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008 were $10,790 and $0, respectively.

8.         AMOUNT DUE TO A RELATED PARTY

As of December 31, 2009 and 2008, amount due to a related party of $29,252 and $7,295 represented temporary advances made by Mr. Zhang, the director of the Company, which was unsecured, interest-free with no fixed repayment term. Imputed interest is considered insignificant.

9.         ACCRUED LIABILITIES AND OTHER PAYABLE

Accrued liabilities and other payable consisted of the following:

	As of December 31,
	2009	2008

Salaries payable	$40,478	$-
Accrued operating expenses	160,926	-
Other payables	5,973	-
	$207,377	$-

10.           LOANS PAYABLE

On May 7, 2009, the Company obtained a loan amount of $1,352,893 (equivalent to RMB9,250,000) from Ms. Wei Hui An, an independent third party, in a term of 1 year, and repayable in full on May 7, 2010, with an interest charge of $36,565 (equivalent to RMB 250,000) payable with the principal upon its due date.  According to a release letter signed between Ms. Wei Hui An and the Company, Ms. Wei Hui An agreed to release the Company from paying interest charges of $24,363 for the loan period from May 7, 2009 to December 31, 2009.

F-15

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
THE PERIOD FROM DECEMBER 1, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

Also, on May 7, 2009, the Company obtained another loan amount of $1,352,893 (equivaleent to RMB9,250,000) from Ms. Wei Wen Jing, an independent third party, in a term of 1 year, repayable in full on May 7, 2010, with an interest charge of $36,565 (equivalent to RMB250,000) payable with the principal upon its due date. According to a release letter signed between Ms. Wei Wen Jing and the Company, Ms. Wei Wen Jing agreed to release the Company from paying interest charge of $24,363 for the loan period from May 7, 2009 to December 31, 2009.

The aggregate loans payable balance as of December 31, 2009 amounted to $2,705,786.

11.           STOCKHOLDERS’ EQUITY

On June 23, 2010, the Company entered into a stock exchange transaction and issued a total of 100,000,000 shares of common stock, for the purpose of re-domiciling BSL as a Nevada corporation in the United States.

Pursuant to stock exchange transaction on June 23, 2010, the weighted average number of common shares issued and outstanding of 100,000,000 shares was adjusted to account for the effects of the stock exchange transaction as re-domiciling BSL as a Nevada corporation as fully described in Note 1, for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented.

As of December 31, 2009, the Company had a total of 100,000,000 shares of its common stock issued and outstanding.

12.         INCOME TAXES

For the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008, the local (United States) and foreign components of loss from continuing operations before income taxes were comprised of the following:

	Year ended December 31, 2009	Period from December 1, 2008 (Inception) through December 31, 2008
Tax jurisdictions from:
- Local	$-	$-
- Foreign	(649,429)	(4,109)
Loss before income taxes	$(649,429)	$(4,109)

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, BVI, Hong Kong and the PRC that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America.

British Virgin Island

Under the current BVI law, BSL is not subject to tax on its income or profits. For the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008, BSL suffered from an operating loss of $161,269 and $0.

Hong Kong
GWIL is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on assessable income. For the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008, GWIL suffered from an operating loss of $1,522 and $0.

F-16

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
THE PERIOD FROM DECEMBER 1, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

The PRC

The Company generated its income from its subsidiaries and VIEs operating in the PRC for the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008. Effective from January 1, 2008, all entities in the PRC are subject to the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”) at a unified income tax rate of 25%.

A reconciliation of income tax rate to the effective income tax rate for the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008 is as follows:

	Year ended December 31, 2009	Period from December 1, 2008 (Inception) through December 31, 2008

Loss before income taxes	$(486,638)	$(4,109)
Statutory income tax rate	25%	25%

Income tax expense at the statutory rate	(121,660)	(1,027)
Net operating loss not recognized as deferred tax asset	96,745	1,027
Non-deductible item	15,340	-
Accrued liabilities	38,088	-
Income tax expense	$28,513	$-

The following table sets forth the significant components of the aggregate net deferred tax assets of the Company as of December 31, 2008 and 2009:

	As of December 31,
	2009	2008
Deferred tax assets:
Net operating loss carryforwards from the PRC	$97,827	$1,027
Less: valuation allowance	(97,827)	(1,027)
Deferred tax assets	$-	$-

As of December 31, 2009, the Company incurred $391,308 of aggregate net operating loss carryforwards available to offset its taxable income for income tax purposes. The Company has provided for a full valuation allowance against the deferred tax assets of $97,827 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future. For the year ended December 31, 2009, the valuation allowance was increased by $96,800, primarily relating to net operating loss carryforward in the foreign tax regime.

13.         CHINA CONTRIBUTION PLAN

Under the PRC Law, full-time employees of its subsidiaries in the PRC are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions made for such employee benefits were $19,663 and $0 for the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008, respectively.

F-17

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
THE PERIOD FROM DECEMBER 1, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

14.           STATUTORY RESERVE

Under the PRC Law, the Company’s subsidiary and variable interest entities in the PRC are required to make appropriation to the statutory reserve based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory reserve should be at least 10% of the after-tax net income until the reserve is equal to 50% of the registered capital. The statutory reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

For the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008, the Company contributed $8,554 and $0 to statutory reserve, respectively.

15.         CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)         Major customers

For the year ended December 31, 2009 and for the period from December 1, 2008 (Inception) through December 31, 2008, the customer who accounts for 10% or more of the Company’s revenues and its outstanding balance at year-end date, are presented as follows:

		Year ended December 31, 2009		December 31, 2009
Customer		Revenue	Percentage of revenue	Accounts receivable, trade

Customer A		$923,462	81%	$32,557
Customer B		219,356	19%	-

	Total:	$1,142,818	100%	$32,557

For the period from December 1, 2008 (Inception) through December 31, 2008, there is no customer who accounts for 10% or more of the Company’s revenues.

(b)         Major vendors

For the year ended December 31, 2009 and for the period from December 1, 2008 (Inception) through December 31, 2008, the vendor who accounts for 10% or more of the Company’s purchases and its outstanding balance at year-end date, are presented as follows:

		Year ended December 31, 2009		December 31, 2009
Vendor		Purchases	Percentage of purchases	Accounts payable, trade

Vendor A		$272,611	37%	$50,901
Vendor B		221,277	30%	31,261

	Total:	$493,888	67%	$82,162

For the period from December 1, 2008 (Inception) through December 31, 2008, there is no vendor who accounts for 10% or more of the Company’s purchases.

F-18

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
THE PERIOD FROM DECEMBER 1, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

For the year ended December 31, 2009 and for the period from December 1, 2008 (Inception) through December 31, 2008, 100% of the Company’s revenue and purchases were derived from customers and vendors located in the PRC.

(c)         Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivables. The Company believes the concentration of credit risk in its accounts and retention receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. Credit is extended based on evaluation of a customer's financial condition. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d)         Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(e)         Economic and political risks

The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

(f)         Industry risks

The Company's mining operations are subject to extensive national and local governmental regulations in China, which regulations may be revised or expanded at any time. Generally, compliance with these regulations requires the Company to obtain permits issued by government regulatory agencies. Certain permits require periodic renewal or review of their conditions. The Company cannot predict whether it will be able to obtain or renew such permits or whether material changes in permit conditions will be imposed. The inability to obtain or renew permits or the imposition of additional conditions could have a material adverse effect on the Company's ability to develop and operate its mines.

(g)         Risk on changing price in gold

At present, the price of gold in the PRC is generally in line with the price of gold in the international market. There are many factors influencing the price of gold in the international market, including the international economic situation (in particular the economic situation in the US), petroleum prices, fluctuations in the exchange rates of the US$, fluctuations in the stock and other financial investment markets and various political, military, social and economic contingencies. These factors are beyond the control of the Company. Changes in the prices of the gold in the PRC and in the exchange rate of RMB as a result of these may adversely affect the operating results of the Company. Under the relevant PRC laws and regulations, hedging activities presently are not permitted in gold tracing in the PRC market. The Company has not been involved in hedging transactions or any alternative measures to manager the potential price risk.

F-19

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
THE PERIOD FROM DECEMBER 1, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

16.         COMMITMENTS AND CONTINGENCIES

The Company’s VIEs in the PRC are committed under several non-cancelable leases for office premises and mine operating right with the terms ranging from 20 months to 2 years, with fixed monthly rentals, due through March, 2011. Total rent expenses for the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008 was $172,023 and $0, respectively.

As of December 31, 2009, future minimum rental payments due under various non-cancelable operating leases are as follows:

	Operating lease commitments
	Office premises	Mine operating rights	Total
Year ending December 31:
2010	$64,755	$175,510	$240,265
2011	10,793	-	10,793

Total	$75,548	$175,510	$251,058

F-20

CHINA SHOUGUAN MINING CORPORATION (Unaudited) Condensed Consolidated Financial Statements For the Six Months Ended June 30, 2010 and 2009

CHINA SHOUGUAN MINING CORPORATION

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Page

Condensed Consolidated Balance Sheets as of June 30, 2010 and December 31, 2009	F-2

Condensed Consolidated Statements of Operations And Comprehensive Income for the Six Months ended June 30, 2010 and 2009	F-3

Condensed Consolidated Statements of Cash Flows for the Six Months ended June 30, 2010 and 2009	F-4

Condensed Consolidated Statement of Stockholders’ Equity for the Six Months ended June 30, 2010	F-5

Notes to Condensed Consolidated Financial Statements	F-6 – F-20

CHINA SHOUGUAN MINING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2010 AND DECEMBER 31, 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	June 30, 2010	December 31, 2009
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,810,169	$598,288
Accounts receivable	-	32,557
Amount due from a related party	-	102,381
Deposits and prepayments	78,063	42,889
Total current assets	1,888,232	776,115

Non-current assets:
Property, plant and equipment, net	340,156	227,948
Construction in progress	107,611	80,081
Rental deposit	4,112,446	2,925,174
TOTAL ASSETS	$6,448,445	$4,009,318

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$324,341	$224,429
Amount due to a director	150,856	29,252
Income tax payable	297,736	28,528
Loans payable	3,892,137	2,705,786
Accrued liabilities and other payable	145,448	207,377
Total liabilities	4,810,518	3,195,372

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.0001 par value; 300,000,000 shares authorized; 100,000,000 and 100,000,000 shares issued and outstanding, respectively	10,000	10,000
Additional paid-in capital	1,476,708	1,476,708
Statutory reserve	8,554	8,554
Accumulated other comprehensive income	16,169	9,289
Retained earnings (accumulated deficits)	126,496	(690,605)

Total stockholders’ equity	1,637,927	813,946

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,448,445	$4,009,318

See accompanying notes to condensed consolidated financial statements.

CHINA SHOUGUAN MINING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS AND COMPREHENSIVE INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

	Six months ended June 30,
	2010	2009

Revenues, net
- Product sales	$2,044,187	$-
- Service income	690,097	-
Total revenues, net	2,734,284	-

Cost of revenue	(899,910)	-

Gross profit	1,834,374	-

Operating expenses:
General and administrative	(638,665)	(401,665)

Income (loss) from operations	1,195,709	(401,665)

Other income:
Interest income	1,000	986

Income (loss) before income taxes	1,196,709	(400,679)

Income tax expense	(379,608)	-

NET INCOME (LOSS)	$817,101	$(400,679)

Other comprehensive income:
- Foreign currency translation gain	6,880	7,943

COMPREHENSIVE INCOME (LOSS)	$823,981	$(392,736)

Net income (loss) per share – Basic and diluted	$0.01	$(0.00)

Weighted average common stock outstanding – Basic and diluted	100,000,000	100,000,000

See accompanying notes to condensed consolidated financial statements.

CHINA SHOUGUAN MINING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Six months ended June 30,
	2010	-	2009
Cash flows from operating activities:
Net income (loss)	$817,101		$(400,679)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	20,723		527
Changes in operating assets and liabilities:
Accounts receivable	32,569		-
Deposits and prepayments	(19,416)		(52,821)
Rental deposit	(1,170,480)		(2,922,609)
Accounts payable	98,734		85,700
Income tax payable	268,181		-
Accrued liabilities and other payable	(61,853)		48,113

Net cash used in operating activities	(14,441)		(3,241,769)

Cash flows from investing activities:
Purchase of plant and equipment	(131,547)		(68,016)
Payments on construction in progress	(41,252)		-

Net cash used in investing activities	(172,799)		(68,016)

Cash flows from financing activities:
Capital contribution from stockholders	-		1,048,632
Proceeds from loans payable	1,170,480		2,484,218
Advance from (repayment to) a director	224,126		(69,236)

Net cash provided by financing activities	1,394,606		3,463,614

Effect of exchange rate changes on cash and cash equivalents	4,515		580

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,211,881		154,409

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	598,288		448,750

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,810,169		$603,159

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$111,427		$-
Cash paid for interest	$-		$-

See accompanying notes to condensed consolidated financial statements.

CHINA SHOUGUAN MINING CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

	Common stock		Additional paid-in capital	Statutory reserve	Accumulated other comprehensive income	(Accumulateddeficit)/ retained earnings	Total stockholders’ equity
	No. of shares	Amount

Balance as of January 1, 2010	100,000,000	10,000	1,476,708	8,554	9,289	(690,605)	813,946

Foreign currency translation adjustment	-	-	-	-	6,880	-	6,880

Net income for the period	-	-	-	-		817,101	817,101
Balance as of June 30, 2010	100,000,000	$10,000	$1,476,708	$8,554	$16,169	$126,496	$1,637,927

See accompanying notes to condensed consolidated financial statements.

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

NOTE – 1	BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States (“GAAP”) and the Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, the consolidated balance sheet as of December 31, 2009 which has been derived from audited financial statements and these unaudited condensed consolidated financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the period ended June 30, 2010 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2010 or for any future period.

These unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the audited consolidated financial statements of China ShouGuan Mining Corporation for the year ended December 31, 2009 and the period from December 1, 2008 (Inception) through December 31, 2008.

NOTE – 2	ORGANIZATION AND BACKGROUND

China ShouGuan Mining Corporation (“CSMC” or “the Company”) was incorporated in the State of Nevada on May 4, 2010.

On  June 23, 2010, the Company entered into a stock exchange transaction with the shareholders of Bei Sheng Limited (“BSL”), whereby the Company issued 100,000,000 shares of common stock in exchange for 100% of the ownership interest in BSL, for the purpose of re-domiciling BSL as a Nevada corporation in the United States.  As a result of the share exchange transaction, BSL became a wholly-owned subsidiary of the Company. Unless otherwise indicated, all references to the Company throughout the financial statements include the operations of BSL and its subsidiaries and variable interest entities (“VIE”).

BSL was incorporated in the British Virgin Islands (the “BVI”) on December 17, 2009 as a limited liability company with registered share capital of $50,000, divided into 50,000 common shares of US$1 par value each, for the purpose of holding 100% equity interest in Golden Wide International Limited (“GWIL”).

GWIL was incorporated in the Hong Kong Special Administrative Region (“Hong Kong”) on June 18, 2009 as a limited liability company with authorized share capital of $10,000, divided into 10,000 ordinary shares of $0.13 (equivalent to HK$1) par value each. GWIL formed Shoujin Business Consulting (Shenzhen) Limited (“SBCL”) as a wholly foreign-owned enterprise under the laws of the People’s Republic of China (the “PRC”) on April 23, 2010. SBCL has a registered capital of RMB100,000 and is principally engaged in the provision of business consulting service in the PRC.

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

To satisfy with the investment restrictions in the PRC mining business, the Company, through SBCL entered into and consummated certain contractual arrangements with Shenzhen Shouguan Investment Co., Ltd (“SSIC”) on May 15, 2010. As a result of these contractual arrangements, which obligates SBCL to absorb a majority of the risk of loss from the activities of SSIC and enables SBCL to receive a majority of its expected residual returns, the Company accounts for SSIC and its subsidiaries as a variable interest entity (“VIE”) under Accounting Standards Codification (“ASC”) Topic 810-10-5-8, “Variable Interest Entities” (the “VIE Arrangement”).

The Company, through its subsidiaries and VIEs, is principally engaged in the project management of gold mining operations in China. In May 2009, the Company commenced its first project, the Cunli Ji Mine which is located in Shandong Province, PRC.

Since the Company, BSL, GWIL, SBCL and its VIE arrangement as SSIC was under common control of same ultimate beneficial owners, Mr. Zhang and Mr. Yang, the re-domiciling transaction and VIE arrangement was accounted for as a transfer of entities under common control under the guidance of ASC Topic 805-50-15-6, “Transactions Between Entities Under Common Control”. Hence, the consolidation of all the companies has been accounted for at historical cost and prepared on the basis as if the share exchange transaction had become effective as of the beginning of the first period presented in the accompanying condensed consolidated financial statements.

The details of the Company’s subsidiaries and VIEs are described below:

Name	Place of incorporation and kind of legal entity	Principal activities and place of operation	Particulars of issued/ registered share capital	Effective interest Held

Bei Sheng Limited (“BSL”)	British Virgin Islands, a limited liability company	Investment holding in GWIL and provision of mining technical advice	50,000 issued shares of US$1 each	100%

Golden Wide International Limited (“GWIL”)	Hong Kong, a limited liability company	100%-investment holding in SBCL and provision of mining technical advice	10,000 issued shares of HKD1 each	100%

Shoujin Business Consulting (Shenzhen) Limited (“SBCL”)	The PRC, a limited liability company	Provision of consulting service in the PRC	RMB100,000	100%

Shenzhen Shouguan Investment Co., Ltd (“SSIC”) #	The PRC, a limited liability company	99%-investment holding in JinGuan	RMB10,180,000	N/A

Yantai Jinguan Investment Limited (“JinGuan”) #	The PRC, a limited liability company	100%-investment holding in XinGuan and provision of mining consulting service	RMB5,000,000	N/A

Penglai Xinguan Investment Limited (“XinGuan”) #	The PRC, a limited liability company	Exploration, drilling, mining and sale of gold products	RMB29,000,000	N/A

#   represents variable interest entity (“VIE”)

The Company and its subsidiaries and VIEs are hereinafter collectively referred to as (“the Company”).

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

NOTE – 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed consolidated financial statements and notes.

●	Use of estimates

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the periods reported. Actual results may differ from these estimates.

●	Basis of consolidation

The condensed consolidated financial statements include the financial statements of CSMC, its subsidiaries and VIEs. All inter-company balances and transactions between the Company and its subsidiaries and VIEs have been eliminated upon consolidation.

The Company has adopted ASC Topic 810-10-5-8, “Variable Interest Entities”. ASC Topic 810-10-5-8 requires a variable interest entity or VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIEs or is entitled to receive a majority of the VIEs’ residual returns.

●         Variable interest entity

On May 15, 2010, the Company’s subsidiary, SBCL entered into a series of agreements (“VIE agreements”) amongst SSIC, JinGuan, XinGuan and the individual owners of SSIC, JinGuan and XinGuan and details of the VIE agreements are as follows :

1.
Exclusive Technical Service and Business Consulting Agreement, SBCL has the exclusive right to provide to SSIC, JinGuan and XinGuan consulting services, including operational management, human resources management, research and development of the technologies related to the operations of SSIC, JinGuan and XinGuan.  SSIC, JinGuan and XinGuan pays to SBCL quarterly consulting service fees in an amount equals to all of their revenue for such quarter. These agreements run for 10 year terms and are subject to automatic renewal for an additional 10 year term provided that no objection is made by both parties on the renewal.

2.	Exclusive Option Agreement, SBCL has the option to purchase SSIC, JinGuan and XinGuan all assets and ownership at any time.

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

3.
Equity Pledge Agreement, SSIC, JinGuan and XinGuan agree to pledge their legal interest to SBCL as a security for the obligations under the Exclusive Technical Service and Business Consulting Agreement.

4.	Proxy Agreement, SSIC, JinGuan and XinGuan irrevocably grant and entrust SBCL the right to exercise its voting and other stockholder’s right.
5.	Operating Agreement, SBCL agrees to participate in the operations of SSIC, JinGuan and XinGuan in different aspects.

With the above agreements, SBCL demonstrates its ability to control SSIC, JinGuan and XinGuan as the primary beneficiaries and the operating results of the VIEs was included in the condensed consolidated financial statements for the six months ended June 30, 2010 and 2009.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Plant and machinery	10 years	5%
Motor vehicles	5 years	5%
Office equipment	3-5 years	5%

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

Depreciation expense for the six months ended June 30, 2010 and 2009 were $20,723 and $527, respectively.

●	Construction in progress

Construction in progress is stated at cost, which includes the costs of self-constructed assets, including mine development assets during the construction phase. Indirect overhead costs are not included in the cost of self-constructed assets. Construction in progress is not depreciated until such time as the assets are completed and put into operational use. No capitalized interest is incurred during the period of construction. Total estimated construction cost of mining development facility is approximately $176,248 and the construction project is expected to be fully completed in October 2010.

●	Impairment of long-lived assets

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

In accordance with the provisions of ASC Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as property, plant and equipment held and used by the Company are annually reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. Future cash flows are based on estimated quantities of gold and other recoverable metals, expected price of gold and other commodity (considering current and historical prices, price trends and related factors), production levels and cash costs of production, capital and reclamation costs, all based on detailed engineering life-of-mine plans. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Numerous factors including, but not limited to, such things as unexpected grade changes, gold recovery problems, shortages of equipment and consumables, equipment failures, and collapse of pit walls, could impact our ability to achieve forecasted production schedules from proven and probable reserves. Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions used in the cash flow models used to assess impairment. The ability to achieve the estimated quantities of recoverable minerals from exploration stage mineral interests involves further risks in addition to those factors applicable to mineral interests where proven and probable reserves have been identified, due to the lower level of confidence that the identified mineralized material can ultimately be mined economically. There has been no impairment as of June 30, 2010.

●	Revenue recognition

In accordance with the ASC Topic 605, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

(a)         Product sales

The Company derives revenues from the sales of non-refined gold concentrate to smelters, whereas the smelter usually takes 6 days for the production from non-refined gold concentrate to gold bullion. The Company generally recognizes its revenues, net of value-added taxes ("VAT") at the time of gold bullion is produced by the smelter and its selling price is determined by the market value of gold bullion quoted by the Shanghai Gold Exchange.

The Company is subject to VAT which is levied on the standard gold products at the standard rate of 17% on the invoiced value of sales. The Company’s VIE, XinGuan is granted with a preferential tax treatment under the Chinese tax law of the “Notice from Ministry of Finance and State Tax Bureau in Relation to Exemption of Value Added Tax on Gold Production” and “Notice regarding issues on Tax Policy on Gold Transaction”, whereas gold produced and sold by gold mining and smelting enterprises are exempted from VAT.

(b)         Service revenue

Service revenue is primarily derived from the provision of mining consulting and technical services that are not an element of an arrangement for the sale of products. These services are generally billed

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

on a monthly fixed amount or time-cost plus basis, for a period of service time from 6 months to 2 years. Revenue is recognized, net of business taxes when service is rendered and accepted by the customers.

(c)         Interest income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

●	Resource compensation fees

In accordance with the relevant regulations under the Chinese Law, a company that is engaged in exploiting mineral resources is required to pay a resource tax and resources compensation levy to the local government as the compensation for the depletion of mineral resources. Pursuant to “Provisional Regulations on Resources Tax of the PRC” and “Administrative Rules on the Levy of Mineral Resources Compensation”, the amounts of the resource tax and resources compensation levy are computed on the basis of the sales revenue of mineral products. The Company was required to pay resource compensation fees of $82,338 and $0 for the six months ended June 30, 2010 and 2009, respectively.

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying condensed consolidated statement of stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

The provision for income taxes is determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

For the six months ended June 30, 2010 and 2009, the Company did not have any interest and penalties associated with tax positions. As of June 30, 2010, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts major businesses in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the foreign tax authority.

●	Net income per share

The Company calculates net income per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income per share is computed by dividing the net income by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States Dollars ("US$"). The Company's subsidiary in the PRC maintain its books and records in its local currency, Renminbi Yuan ("RMB"), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from RMB into US$1 has been made at the following exchange rates for the respective period:

	June 30, 2010	June 30, 2009
Period-end RMB:US$1 exchange rate	6.8086	6.8432
Period average RMB:US$1 exchange rate	6.8348	6.8448

●	Related parties

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the six months ended June 30, 2010, the Company operates in two reportable operating segments.

●	Fair value measurement

ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10") establishes a new framework for measuring fair value and expands related disclosures. Broadly, ASC 820-10 framework requires fair value to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. ASC 820-10 establishes a three-level valuation hierarchy based upon observable and non-observable inputs. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

For financial assets and liabilities, fair value is the price the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

●	Fair value of financial instruments

The carrying value of the Company’s financial instruments include cash and cash equivalents, amounts due to related parties, deposits and prepayments, accounts payable, income tax payable, accrued liabilities and other payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values. The carrying value of the Company’s loans payable approximated its fair value based on the current market prices or interest rates for similar debt instruments.

●	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

In September 2009, the Financial Accounting Standard Board (“FASB”) issued certain amendments as codified in ASC Topic 605-25, “Revenue Recognition; Multiple-Element Arrangements.” These amendments provide clarification on whether multiple deliverables exist, how the arrangement should be separated, and the consideration allocated. An entity is required to allocate revenue in an arrangement using estimated selling prices of deliverables in the absence of vendor-specific objective evidence or third-party evidence of selling price. These amendments also eliminate the use of the residual method and require an entity to allocate revenue using the relative selling price method. The amendments significantly expand the disclosure requirements for multiple-deliverable revenue arrangements. These provisions are to be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. The Company will adopt the provisions of these amendments in its fiscal year 2011 and is currently evaluating the impact of these amendments to its consolidated financial statements.

In March 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-11, “Derivatives and Hedging (Topic 815) — Scope Exception Related to Embedded Credit Derivatives.” ASU 2010-11 clarifies that the only form of an embedded credit derivative that is exempt from embedded derivative bifurcation requirements are those that relate to the subordination of one financial instrument to another. As a result, entities that have contracts containing an embedded credit derivative feature in a form other than such subordination may need to separately account for the embedded credit derivative feature. The provisions of ASU 2010-11 will be effective on July 1, 2010 and are not expected to have a significant impact on the Company’s consolidated financial statements.

 In April 2010, the FASB issued ASU 2010-13, Compensation – Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. ASU 2010-13 provides guidance on the classification of a share-based payment award as either equity or a liability. A share-based payment that contains a condition that is not a market, performance, or service condition is required to be classified as a liability. ASU 2010-13 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010 and is not expected to have a significant impact on the Company’s financial statements.

NOTE – 4	RENTAL DEPOSIT

The Company’s first project, the Cunli Ji Gold Mine, began in May 2009 and is operated and managed by the subsidiary, XinGuan. On May 4, 2009, the Company, through its VIE, XinGuan entered into an operating lease agreement with Penglai City Gold Mining Holding Co. Ltd. Pursuant to the operating lease agreement, XinGuan agreed to lease and manage the gold mine for a term of 20 months, with a rental deposit of $2,925,174 (equivalent to RMB 20 million). Also, XinGuan agreed to acquire the gold mine for a purchase consideration of $5,089,803 (equivalent to RMB 34.8 million) under the acquisition agreement, if the following conditions are satisfied upon the expiry of the operating lease agreement: 1) the satisfaction of certain level of the monthly production capacity and 2) the production management of the mine reaches ISO (or equivalent) standard. If the conditions are not met and the acquisition does not close, the deposit will be refunded in full.

On June 18, 2010, XinGuan agreed to pay an additional $1,187,272 as rental deposit to Penglai City Gold Mining Holding Co. Ltd upon the satisfaction of the mining operating performance.

As of June 30, 2010 and December 31, 2009, the rental deposit amounted to $4,112,446 and $2,925,174, respectively.

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

NOTE – 5	AMOUNT DUE TO A DIRECTOR

As of June 30, 2010, the balance represented temporary advances made by Mr. Zhang, the director of the Company, which was unsecured, interest-free with no fixed repayment term. Imputed interest is considered insignificant.

NOTE – 6	LOANS PAYABLE, UNSECURED

Loans payable consisted of the following:

	June 30, 2010	December 31, 2009

Loans payable to 3 individuals in the PRC, unsecured:

Equivalent to RMB9,250,000 with interest rate at 2.7% per annum, payable at its maturity, due May 7, 2011	$1,358,576	$1,352,893

Equivalent to RMB9,250,000 with interest rate at 2.7% per annum, payable at its maturity, due May 7, 2011	1,358,576	1,352,893

Equivalent to RMB8,000,000 with interest rate at 5.31% per annum, payable at its maturity, due June 14, 2011	1,174,985	-
Total:	$3,892,137	$2,705,786

On May 7, 2010, the Company obtained the extension of maturity on the loans payable and the waiver of interest payment due totaling $39,131 from the borrowers.

NOTE – 7	INCOME TAXES

For the six months ended June 30, 2010 and 2009, the local (United States) and foreign components of income before income taxes were comprised of the following:

	Six months ended June 30,
	2010	2009
Tax jurisdictions from:
- Local	$-	$-
- Foreign	1,196,709	(400,679)
Income (loss) before income taxes	$1,196,709	$(400,679)

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

The provision for income taxes consisted of the following:

	Six months ended June 30,
	2010	2009
Current:
– Local	$-	$-
– Foreign, representing by:
Hong Kong	22,585	-
The PRC	357,023	-

Deferred:
– Local	-	-
– Foreign	-	-
Income tax expense	$379,608	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, BVI, Hong Kong and the PRC that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America.

British Virgin Island

Under the current BVI law, Bei Sheng is not subject to tax on its income or profits. For the six months ended June 30, 2010 and 2009, Bei Sheng generated an operating income of $59,060 and $0.

Hong Kong

Golden Wide is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on assessable income. For the six months ended June 30, 2010 and 2009, Golden Wide generated an operating income of $136,874 and $0. A reconciliation of income tax rate to the effective income tax rate for the six months ended June 30, 2010 and 2009 is as follows:

	Six months ended June 30,
	2010	2009

Income before income taxes	$136,874	$-
Statutory income tax rate	16.5%	16.5%
Income tax expense	$22,585	$-

The PRC

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

The Company generated its income from its subsidiaries and VIEs operating in the PRC for the six months ended June 30, 2010 and 2009. All entities in the PRC are subject to the Corporate Income Tax Law of the People’s Republic of China at a unified income tax rate of 25%. A reconciliation of income tax rate to the effective income tax rate for the six months ended June 30, 2010 and 2009 is as follows:

	Six months ended June 30,
	2010	2009

Income (loss) before income taxes	$1,000,775	$(400,679)
Statutory income tax rate	25%	25%
Income tax expense at the statutory rate	250,194	(100,170)

Net operating loss not recognized as deferred tax asset	57,149	100,170
Tax effect of non-deductible items	49,680	-
Income tax expense	$357,023	$-

As of June 30, 2010, the Company incurred $534,147 of aggregate net operating loss carryforwards available to offset its taxable income for income tax purposes. The Company has provided for a full valuation allowance against the deferred tax assets of $133,537 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future. For the six months ended June 30, 2010, the valuation allowance was increased by $35,710, primarily relating to net operating loss carryforward in the foreign tax regime.

NOTE – 8	SEGMENT INFORMATION

The Company’s business units have been aggregated into two reportable segments, as defined by ASC Topic 280:

Mining management business – project management of gold mining operations;

Mining technical service business – provision of mining consulting and technical services.

The Company operates these business segments in the PRC and all of the identifiable assets of the Company are located in the PRC during the periods presented.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company has no inter-segment sales for the six months ended June 30, 2010 and 2009. The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. Summarized financial information concerning the Company’s reportable segments is shown in the following table for the six months ended June 30, 2010 and 2009:

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

	Six months ended June 30, 2010
	Mining management business	Mining technical service business	Total
Operating revenues, net:
- Products	$2,044,187	$-	$2,044,187
- Service	-	690,097	690,097
Total operating revenues	2,044,187	690,097	2,734,284
Cost of revenues	(853,531)	(46,379)	(899,910)

Gross profit	1,190,656	643,718	1,834,374
Depreciation	20,723	-	20,723
Total assets	6,179,824	268,621	6,448,445
Expenditure for long-lived assets	$172,799	$-	$172,799

	Six months ended June 30, 2009
	Mining management business	Mining technical service business	Total
Operating revenues, net:
- Products	$-	$-	$-
- Service	-	-	-
Total operating revenues	-	-	-
Cost of revenues	-	-	-

Gross profit	-	-	-
Depreciation	527	-	527
Total assets	3,747,635	-	3,747,635
Expenditure for long-lived assets	$68,016	$-	$68,016

NOTE – 9	CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)         Major customers

For the six months ended June 30, 2010 and 2009, the customer who accounts for 10% or more of the Company’s revenues and its outstanding balance at period-end date, are presented as follows:

		Six months ended June 30, 2010		June 30, 2010
Customer		Revenue	Percentage of revenue	Accounts receivable, trade

Customer A		$2,044,187	75%	$-
Customer B		394,150	14%	-
Customer C		295,947	11%	-
	Total:	$2,734,284	100%	$-

For the six months ended June 30, 2009, there is no customer who accounts for 10% or more of the Company’s revenues.

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

(b)         Major vendors

For the six months ended June 30, 2010 and 2009, the vendors who account for 10% or more of the Company’s purchases and its outstanding balance at period-end date, are presented as follows:

		Six months ended June 30, 2010		June 30, 2010
Vendor		Purchases	Percentage of purchases	Accounts payable, trade

Vendor A		$293,789	40%	$50,744
Vendor B		175,394	24%	33,664
Vendor C		100,674	14%	88,168

	Total:	$569,857	78%	$172,576

		Six months ended June 30, 2009		June 30, 2009
Vendor		Purchases	Percentage of purchases	Accounts payable, trade

Vendor A		$61,353	43%	$29,665
Vendor B		57,376	41%	28,288
Vendor C		14,863	11%	14,860

	Total:	$133,592	95%	$72,813

(c)         Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(d)         Economic and political risks

The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

CHINA SHOUGUAN MINING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

(e)         Industry risks

The Company's mining operations are subject to extensive national and local governmental regulations in China, which regulations may be revised or expanded at any time. Generally, compliance with these regulations requires the Company to obtain permits issued by government regulatory agencies. Certain permits require periodic renewal or review of their conditions. The Company cannot predict whether it will be able to obtain or renew such permits or whether material changes in permit conditions will be imposed. The inability to obtain or renew permits or the imposition of additional conditions could have a material adverse effect on the Company's ability to develop and operate its mines.

(f)         Risk on changing price in gold

At present, the price of gold in the PRC is generally in line with the price of gold in the international market. There are many factors influencing the price of gold in the international market, including the international economic situation (in particular the economic situation in the US), petroleum prices, fluctuations in the exchange rates of the US$, fluctuations in the stock and other financial investment markets and various political, military, social and economic contingencies. These factors are beyond the control of the Company. Changes in the prices of the gold in the PRC and in the exchange rate of RMB as a result of these may adversely affect the operating results of the Company. Under the relevant PRC laws and regulations, hedging activities presently are not permitted in gold tracing in the PRC market. The Company has not been involved in hedging transactions or any alternative measures to manager the potential price risk.

NOTE – 10	COMMITMENTS AND CONTINGENCIES

The Company, through its wholly-owned subsidiary, BSL, and its VIEs in the PRC, is committed under several non-cancelable operating leases for office premises and mine operating rights with the terms ranging from 20 months to 2 years, with fixed monthly rentals, due through March, 2011. Total rent expenses for the six months ended June 30, 2010 and 2009 were $120,175 and $23,675, respectively.  As of June 30, 2010, the aggregate future minimum rental payments of the Company due under various non-cancelable operating leases are as follows:

	Operating lease commitments
	Office premises	Mine operating rights	Total

Year ending June 30, 2011	$43,352	$88,124	$131,476

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Prospectus and distributions are as follows:

Legal and Professional Fees	$ 4,500
Accounting and auditing	3,800
Transfer Agent fees	1,500
Printing of Prospectus	200

Total	$ 10,000

Item 14.   Indemnification of directors and officers.

Pursuant to provisions in the Articles of Incorporation and By-Laws of China ShouGuan Mining Corporation, the parent company incorporated in the State of Nevada, U.S., we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 15.   Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities:

Name	Address of Beneficial Owner	No of Shares	Purchase Price

Feize Zhang	Room 3207, New World Center, 6009 Yitian Road, Futian District, Shenzhen, PR China	27,510,000	$.004/Share
Jingfeng Lv	Room 501-505, Lantian International Building, 59 Changjiang Road, Development District, Yantai, PR China	6,000,000	$.004/Share
Tie-nan Ma	Room 3207, New World Center, 6009 Yitian Road, Futian District, Shenzhen,PR China	1,605,000	$.004/Share
Jian -xi Yang	Room 3207, New World Center, 6009 Yitian Road, Futian District, Shenzhen,PR China	3,705,000	$.004/Share
Bin Li	Room 3207, New World Center, 6009 Yitian Road, Futian District, Shenzhen,PR China	780,000	$.004/Share
Ming Cheung	Room 3207, New World Center, 6009 Yitian Road, Futian District, Shenzhen,PR China	1,220,000	$.004/Share
Glory Knight International Limited	4C, BLK 32, Parc Versailles, Tai Po, New Territories, Hong Kong	12,000,000	$.004/Share
New Beauty Investments Limited	Room D, 7/F, Tower 1, High Prosperity Terrace, 188 Kwai Shing Circuit, Kwai Chung, N.T. Hong Kong	4,976,000	$.004/Share
Ngai Li	Room 616, Sheung Tsan House, Sheung Tak Estate, Tseung Kwan O, Kowloon, Hong Kong	4,776,000	$.004/Share
Tsun-wah Lee	Room 2907, Lai Chung House, Mei Chung Court, 27 Mei Tin Road, N.T., Hong Kong	4,774,000	$.004/Share
Man Peng	Room 202, Building 5, Xinguanghuoli District, No.10 Xinsha Rd, Futian, Shenzhen, PR China	5,628,000	$.004/Share
Jian-dong Liu	Room 202, Building 36, Customs Living Quarters, Huanggang Border, Futian, Shenzhen, PR China	3,752,000	$.004/Share
Song Zhang	18A Meijing Tower, Tianan Golf Garden, Futian, Shenzhen, PR China	3,000,000	$.004/Share
Wing-nam Lui	3E, Nuode Center, Fuzhong 3rd Rd, Futian, Shenzhen, PR China	3,000,000	$.004/Share
Jointways International Investments Holdings Limited	15B, Building 15, the second phase, Donghai Garden, Agricultural and Science Center, Futian, Shenzhen, PR China	1,800,000	$.004/Share
Kam-fai Chan	Room 3615, 36/F, Fu Tak House, Tai Wo Hau Estate, Kwai Chung, N.T., Hong Kong	4,974,000	$.004/Share
Kon-ki Lo	Flat B, 18/F, Tower 1, The Victoria Towers, 188 Canton Road, Kowloon, Hong Kong	4,450,000	$.004/Share
Lap-pan Denis Chan	Room 1308, Ying Fu House, Choi Ying Estate, Kowloonbay, Hong Kong	1,750,000	$.004/Share
Kan Cheung	Room 2503, Pok Man House, Pok Hong Estate, Shatin, N.T., Hong Kong	500,000	$.004/Share
Chun-hin Jason Kong	20/F Central Tower, 28 Queens Road, Central, Hong Kong	250,000	$.004/Share
Hin-chung Ho	Room 2204, Tong Chiu Commercial Building, 193 Lockhart Road, Wanchai, Hong Kong	250,000	$.004/Share
Century America Promotions, Inc.	36 Elliot Road Harrington Park, NJ 07640	300,000	$.004/Share
Magellan Global Fund	3709 Bamboo Court Concord, CA 94519	3,000,000	$.004/Share

	Total Issued Prior to Registration	100,000,000

All of these securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, were issued to related parties of the registrant and bear a restrictive legend and restrictions on resale pursuant to Rule 144. The Registrant continues to rely on Section 4(2) of the Securities Act of 1933 as the exemption applicable to its acquisition of shares.

Item 16.   Exhibits.

The following exhibits marked with one asterisk have been omitted in this filing, are incorporated herein by this reference and can be found in their entirety in our original Form S-1 registration statement filed on July 2, 2010. The following exhibits marked with two asterisks have been omitted in this filing, are incorporated herein by this reference and can be found in their entirety in our Form S-1/A filed on September 22, 2010.  All documents listed can be found on the SEC website at www.sec.gov under our CIK Number 0001493893:

Exhibit No.	Description
2	* Share Exchange Agreement
3.1	* Articles of Incorporation
3.2	* Bylaws
4	* Form of Common Stock Certificate
5	* Opinion of Michael M. Kessler, Esq. re: Legality
10.1	* Operating Lease Agreement for Cunliji Gold Mine
10.2	* Acquisition Agreement for Cunliji Gold Mine
10.3
*   Option Agreement to Purchase Equity Interests  by and among Shoujin Business Consulting (Shenzhen), Shenzhen ShouGuan Investment Limited, Yantai JinGuan Investment        Limited and Penglai XinGuan Investment Limited

10.4	* Equity Pledge Agreement
10.5	* Operating Agreement
10.6	* Exclusive Technical Service and Business Consulting Agreement
10.7	* Proxy Agreement
10.9	* Office Lease - Yantai, China
10.10	* Office Lease - Shenzhen, China
10.11	** Master Agreement between Penglai City Gold Mining Holding Co. Limited and Penglai XinGuan Investment Limited
10.12	** Construction Project Agreement between Penglai XinGuan Investment Limited and Jinhai Mine Underground Engineering Limited
10.12(a)	Renewed Construction Project Agreement to extend one year term to August 28, 2011
10.13	** Gold Concentrate Processing Agreement between XinGuan and Shandong Humon Smelting Co., Ltd.
14	* Code of Ethics
21	* List of Subsidiaries/Variable Interest Entities of Registrant
23.1	Consent of ZYCPA Company Limited, Certified Public Accountants
23.2	* Consent of Michael M. Kessler, Esq. (see Exhibit 5)

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

2.	To include any propectus required by Section 10(a)(3) of the Securities Act of 1933;

3.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

4.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

5.
That, for the purpose of determining any liability under the Securities Act of 1933, any post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

6.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

7.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7)  as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

8.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 25, 2010.

China ShouGuan Mining Corporation , Registrant

By:      /s/ Feize Zhang
___________________________________________
Feize Zhang, Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 25, 2010.

China ShouGuan Mining Corporation , Registrant

By:           /s/ Feize Zhang
Feize Zhang, Chairman and Chief Executive Officer

By:          /s/  Ming Cheung
Ming Cheung Ming, Chief Financial Officer, Secretary and Director